                                   EXHIBIT 2.2

      PORTIONS OF THIS EXHIBIT HAVE BEEN OMITTED PURSUANT TO A CONFIDENTIAL TREATMENT REQUEST FILED WITH THE COMMISSION. ASTERISKS (*) IDENTIFY WHERE SUCH CONFIDENTIAL INFORMATION HAS BEEN OMITTED. THE OMITTED PORTIONS HAVE BEEN FILED SEPARATELY WITH THE COMMISSION.







                      AGREEMENT AND PLAN OF REORGANIZATION

                                  by and among

                         AFFILIATED MANAGERS GROUP, INC.
                                    as "AMG"

                              AMG MERGER SUB, INC.
                                 as "Merger Sub"

                             GEOCAPITAL CORPORATION
                                  the "Company"

                                 GEOCAPITAL, LLC
                                    the "LLC"

                                       and

                         the Stockholders of the Company


                              Dated August 15, 1997

                      AGREEMENT AND PLAN OF REORGANIZATION

                                      INDEX
                                                                            Page

SECTION  1.    THE MERGER..................................................    2
         1.1   The Merger..................................................    2
         1.2   Effective Time..............................................    2
         1.3   Effects of the Merger.......................................    2
         1.4   Certificate of Incorporation................................    2
         1.5   By-Laws.....................................................    2
         1.6   Directors and Officers......................................    2
         1.7   Conversion of Securities of the Company.....................    3
         1.8   Time and Place of Closing...................................    3
         1.9   Further Assurances..........................................    4

SECTION  2.    RESTATEMENT OF LLC AGREEMENT................................    4
         2.1   Restatement of LLC Agreement................................    4

SECTION  3.    REPRESENTATIONS AND WARRANTIES OF THE
               STOCKHOLDERS................................................    4
         3.1   Making of Representations and Warranties....................    4
         3.2   Organization and Qualification of the Company and the LLC...    4
         3.3   Capitalization; Beneficial Ownership........................    5
         3.4   Subsidiaries................................................    5
         3.5   Authority of the Company....................................    6
         3.6   Real and Personal Property..................................    7
         3.7   Assets Under Management.....................................    7
         3.8   Financial Statements........................................    8
         3.9   Taxes.......................................................    9
         3.10  Collectibility of Accounts Receivable.......................   11
         3.11  Absence of Certain Changes..................................   11
         3.12  Ordinary Course.............................................   12
         3.13  Banking Relations...........................................   12
         3.14  Intellectual Property.......................................   13
         3.15  Contracts...................................................   14
         3.16  Litigation..................................................   15
         3.17  Compliance with Laws........................................   16
         3.18  Business; Registrations.....................................   16
         3.19  Insurance...................................................   17
         3.20  Powers of Attorney..........................................   17
         3.21  Finder's Fee................................................   17
         3.22  Corporate Records; Copies of Documents......................   17
         3.23  Transactions with Interested Persons........................   18


                                       (i)

                                                                            Page

         3.24  Employee Benefit Programs..................................    18
         3.25  Directors, Officers and Employees..........................    20
         3.26  Code of Ethics.............................................    21
         3.27  Certain Representations and Warranties as to Collective
               Investment Vehicles........................................    22
         3.28  Disclosure.................................................    23
         3.29  No Implied Representation..................................    24

SECTION  4.    REPRESENTATIONS AND WARRANTIES OF INDIVIDUAL
               STOCKHOLDERS...............................................    24
         4.1   Authority and Organization.................................    24
         4.2   Ownership of LLC Interests.................................    26
         4.3   Finder's Fee...............................................    26
         4.4   Investment Advisory Representation.........................    26
         4.5   Agreements.................................................    26
         4.6   Employment Data............................................    27
         4.7   Investment Intent..........................................    27

SECTION  5.    COVENANTS OF THE STOCKHOLDERS..............................    27
         5.1   Making of Covenants and Agreements.........................    27
         5.2   Client Consents............................................    27
         5.3   Authorizations.............................................    27
         5.4   Authorization from Others..................................    28
         5.5   Conduct of Business........................................    28
         5.6   Financial Statements.......................................    30
         5.7   Preservation of Business and Assets........................    30
         5.8   Observer Rights and Access.................................    30
         5.9   Notice of Default..........................................    30
         5.10  Consummation of Agreement..................................    31
         5.11  Cooperation of the Company and Stockholders................    31
         5.12  No Solicitation of Other Offers............................    31
         5.13  Confidentiality............................................    31
         5.14  Policies and Procedures....................................    32
         5.15  Violation of Existing LLC Agreement........................    32
         5.16  Subsidiaries; Investments in Other Persons.................    32
         5.17  LLC Interests..............................................    32
         5.18  Employee Programs..........................................    32
         5.19  Foreign Qualifications.....................................    32
         5.20  Liens......................................................    32

SECTION  6.    REPRESENTATIONS AND WARRANTIES OF AMG......................    33
         6.1   Making of Representations and Warranties...................    33
         6.2   Organization of AMG........................................    33


                                      (ii)

                                                                            Page

         6.3   Capitalization.............................................    33
         6.4   Subsidiaries...............................................    33
         6.5   Authority of AMG...........................................    33
         6.6   Financial Statements.......................................    34
         6.7   Absence of Changes.........................................    34
         6.8   Litigation.................................................    34
         6.9   Compliance with Laws.......................................    35
         6.10  Finder's Fee...............................................    35
         6.11  Permits....................................................    35
         6.12  Merger Sub.................................................    35
         6.13  Acquisition of Shares for Investment.......................    35
         6.14  No Implied Representations.................................    35

SECTION  7.    COVENANTS OF AMG...........................................    36
         7.1   Making of Covenants and Agreement..........................    36
         7.2   Confidentiality............................................    36
         7.3   Cooperation of AMG.........................................    36
         7.4   Consummation of Agreement..................................    36
         7.5   Organization and Authorization of Merger Sub...............    36

SECTION  8.    CONDITIONS TO THE OBLIGATIONS OF AMG AND
               MERGER SUB.................................................    37
         8.1   Litigation; No Opposition..................................    37
         8.2   Representations, Warranties and Covenants..................    37
         8.3   Advisory Contract Consents.................................    38
         8.4   Registration as an Investment Adviser and Registration of
               Investment Adviser Representatives.........................    39
         8.5   Other Approvals............................................    40
         8.6   Transfer...................................................    40
         8.7   Restated LLC Agreement.....................................    40
         8.8   Non Solicitation/Non Disclosure Agreements.................    40
         8.9   Employment Agreements......................................    40
         8.10  Agreements With Respect to Private Funds...................    40
         8.11  Capitalization, Net Worth and Working Capital of the LLC...    41
         8.12  Delivery...................................................    41
         8.13  Evidence of Insurability...................................    42
         8.14  Insurance Policies.........................................    43
         8.15  Policies and Procedures....................................    43
         8.16  Material Adverse Change....................................    43
         8.17  HSR Act....................................................    43
         8.18  License to Use Name........................................    43


                                      (iii)

                                                                            Page

SECTION  9.    CONDITIONS TO OBLIGATIONS OF THE COMPANY...................    43
         9.1   No Litigation; No Opposition...............................    43
         9.2   Representations, Warranties and Covenants..................    43
         9.3   Advisory Client Consent....................................    44
         9.4   Employment Agreements......................................    44
         9.5   Material Adverse Change....................................    44
         9.6   Delivery...................................................    44
         9.7   Tax Opinion................................................    45
         9.8   HSR Act....................................................    45
         9.9   Preferred Shares...........................................    45

SECTION  10.   TERMINATION OF AGREEMENT; RIGHTS TO PROCEED................    45
         10.1  Termination................................................    45
         10.2  Effect of Termination; Expenses............................    46
         10.3  Right to Proceed...........................................    46

SECTION  11.   RIGHTS AND OBLIGATIONS SUBSEQUENT TO CLOSING...............    46
         11.1  Survival of Representations, Warranties and Covenants......    46
         11.2  Regulatory Filings.........................................    47

SECTION  12.   INDEMNIFICATION............................................    47
         12.1  Indemnification by the Stockholders........................    47
         12.2  Limitations on Indemnification by the Stockholders.........    48
         12.3  Indemnification by AMG.....................................    48
         12.4  Limitation on Indemnification by AMG.......................    49
         12.5  Notice; Defense of Claims..................................    49
         12.6  Satisfaction of the  Stockholders' Indemnification
               Obligations................................................    50

SECTION  13.   DEFINITIONS................................................    50
         13.1  Definitions................................................    50

SECTION  14.   MISCELLANEOUS..............................................    54
         14.1  Fees and Expenses..........................................    54
         14.2  Dispute Resolution.........................................    54
         14.3  Waivers....................................................    54
         14.4  Governing Law..............................................    55
         14.5  Notices....................................................    55
         14.6  Entire Agreement...........................................    57
         14.7  Assignability; Binding Effect..............................    57
         14.8  Amendments.................................................    57
         14.9  Consent to Jurisdiction....................................    57
         14.10 Captions and Gender........................................    57
         14.11 Execution in Counterparts..................................    58


                                      (iv)

         14.12 Publicity and Disclosures..................................    58

                                    EXHIBITS


Exhibit 1.2       -     Form of Certificate of Merger
Exhibit 2.1       -     Form of Restated LLC Agreement
Exhibit 5.2A      -     Form of Client Consent (Affirmative)
Exhibit 5.2B      -     Form of Client Consent (Negative)
Exhibit 8.6       -     Form of Asset Transfer Agreement
Exhibit 8.8       -     Form of Non Solicitation Agreement
Exhibit 8.9       -     Form of Employment Agreement
Exhibit 8.10A     -     Form of Agreement With Respect to Wheatley
Exhibit 8.10B     -     Form of Agreement With Respect to Applewood
Exhibit 8.12(k)   -     Form of Opinion(s) of Counsel to the Company, the
                        Stockholders and the Management Corporations
Exhibit 8.12(l)   -     Form of Release
Exhibit 8.12(n)   -     Form of Subscription Agreement
Exhibit 8.18      -     Form of License Agreement
Exhibit 9.6(f)    -     Form of Opinion of Counsel to AMG and Merger Sub

                                    SCHEDULES

Schedule 1.7      -     Allocation of Merger Consideration
Schedule 3.3(b)   -     Capital Stock; Voting Agreements
Schedule 3.3(c)   -     LLC Capitalization pre-Closing
Schedule 3.5      -     Approvals; Waivers
Schedule 3.6(a)   -     Real Property
Schedule 3.6(b)   -     Personal Property
Schedule 3.7      -     Advisory Contracts; Assets Under Management
Schedule 3.8      -     Financial Statements
Schedule 3.9      -     Taxes
Schedule 3.10     -     Accounts Receivable
Schedule 3.11     -     Adverse Change
Schedule 3.13     -     Banking Relationships
Schedule 3.14     -     Intellectual Property
Schedule 3.15     -     Contracts; Commitments
Schedule 3.19     -     Insurance
Schedule 3.23     -     Transaction with Interested Persons
Schedule 3.24     -     Employee Benefits
Schedule 3.25(a)  -     Directors and Officers; Certain Employees
Schedule 3.25(b)  -     Employees Health
Schedule 3.25(c)  -     Employment Arrangements
Schedule 4.1(c)   -     Capitalization of the Management Corporations


                                       (v)

Schedule 4.4      -     Investment Advisers
Schedule 4.6      -     Employment Data
Schedule 5.5      -     Conduct of Business; Exceptions
Schedule 6.3      -     Capitalization of AMG
Schedule 6.4      -     Subsidiaries of AMG
Schedule 6.6      -     Financial Statements of AMG
Schedule 6.7      -     Adverse Change with respect to AMG
Schedule 6.8      -     Litigation with respect to AMG


                                      (vi)

                      AGREEMENT AND PLAN OF REORGANIZATION


      AGREEMENT entered into as of August 15, 1997, by and among Affiliated Managers Group, Inc., a Delaware corporation ("AMG"), AMG Merger Sub, Inc., a Delaware Corporation and a wholly owned subsidiary of AMG ("Merger Sub"), GeoCapital Corporation, a Delaware corporation (the "Company"), GeoCapital, LLC, a Delaware limited liability company (the "LLC"), Irwin Lieber, Barry K. Fingerhut, Seth Lieber, Jonathan C. Lieber, Dana G. Lieber, Andrew J. Fingerhut and Brooke A. Fingerhut (together, the "Stockholders" and, each individually, a "Stockholder").


                              W I T N E S S E T H:

      WHEREAS, the Company is engaged in the business of providing investment management and advisory services to private accounts of certain institutional and individual investors;

      WHEREAS, the Stockholders own of record and beneficially all of the issued and outstanding capital stock of the Company, consisting of one hundred (100) shares of the Company's Common Stock, $1.00 par value per share (the "Company Common Stock");

      WHEREAS, the parties hereto desire, and the Boards of Directors of AMG and the Company have each determined that it is in the best interests of their respective stockholders, and the stockholders of the Company have determined to enter into this agreement providing for the acquisition by AMG, by means of a merger of the Company into Merger Sub, of all of the Company's interest in the LLC and further desire that, in connection therewith, the LLC's Existing Limited Liability Company Agreement be amended and restated into the Restated LLC Agreement (as these and other capitalized terms are defined in Section 13.1);

      WHEREAS, the parties hereto desire and intend, and it is a condition precedent to the obligations of AMG and Merger Sub hereunder, that five full business days prior to the closing of the transactions contemplated hereby, the Company will, and the Stockholders will cause the Company to, contribute substantially all the assets and liabilities of the Company to the LLC, as more fully described below, in exchange for LLC Points and a Capital Account in the LLC pursuant to the Asset Transfer Agreement; and

      WHEREAS, to induce AMG to enter into this Agreement, and to receive the benefits that will accrue to them if the Company merges with and into Merger Sub as contemplated hereby, the Company, the LLC and the Stockholders have agreed to make certain representations, warranties and covenants as set forth herein.

      NOW, THEREFORE, to consummate said merger and in consideration of the mutual agreements set forth herein and other valuable consideration, the receipt and adequacy whereof are hereby acknowledged, the parties hereto agree as follows:

SECTION 1. THE MERGER.

      1.1 THE MERGER. Subject to the terms, provisions and conditions contained in this Agreement, and on the basis of the representations, warranties and covenants herein set forth, at the Effective Time (as such term is defined in Section 1.2), in accordance with this Agreement and the Delaware General Corporation Law, the Company hereby agrees to, and the Stockholders hereby agree to use their respective best efforts to cause the Company to, merge with and into Merger Sub (the "Merger"). Merger Sub shall be the surviving corporation (sometimes referred to herein as the "Surviving Corporation") of the Merger and shall continue its corporate existence under the laws of the State of Delaware as a subsidiary of AMG, but shall change its name to "GeoCapital Corporation." Upon consummation of the Merger, the separate corporate existence of the Company shall terminate.

      1.2 EFFECTIVE TIME. The Merger shall become effective as set forth in the certificate of merger in the form attached hereto as Exhibit 1.2 (the "Certificate of Merger") which shall be filed with the Secretary of State of the State of Delaware on the date of the Closing (as defined in Section 1.8). The term "Effective Time" shall be the date and time when the Merger becomes effective, as set forth in the Certificate of Merger. The parties hereto agree to execute, act on and make all filings or other recordings required in connection with the Merger.

      1.3 EFFECTS OF THE MERGER. At and after the Effective Time, the Merger shall have the effects provided herein and set forth in the applicable provisions of the Delaware General Corporation Law. Without limiting the generality of the foregoing and subject thereto, at the Effective Time, all the property, rights, privileges, powers and franchises of the Company and Merger Sub shall vest in the Surviving Corporation, and all debts, liabilities, obligations, restrictions, disabilities and duties of the Company and Merger Sub shall become the debts, liabilities, obligations, restrictions, disabilities and duties of the Surviving Corporation (it being understood that (i) the Stockholders shall be liable for certain liabilities set forth in Section 12 of this Agreement and (ii) all liabilities of the Company, other than the Excluded Liabilities (as such term is defined in the Asset Transfer Agreement) shall have been transferred to the LLC pursuant to the Asset Transfer).

      1.4 CERTIFICATE OF INCORPORATION. The Certificate of Incorporation of the Surviving Corporation shall be the Certificate of Incorporation of Merger Sub immediately prior to the Effective Time, until thereafter amended in accordance with applicable law and such Certificate.

      1.5 BY-LAWS. Unless otherwise determined by AMG prior to the Effective Time, the By-Laws of the Surviving Corporation shall be the By-Laws of Merger Sub immediately prior to the Effective Time, until thereafter amended in accordance with applicable law and such By-Laws.

      1.6 DIRECTORS AND OFFICERS. Unless otherwise determined by AMG prior to the Effective Time, the initial directors and officers of the Surviving Corporation shall be the directors and officers of Merger Sub immediately prior to the Effective Time, each to hold office in accordance with the Certificate of Incorporation and By-laws of the Surviving Corporation until their respective successors are duly elected or appointed and qualified.

      1.7 CONVERSION OF SECURITIES OF THE COMPANY.

            (a) At the Effective Time, all of the shares of Company Common Stock issued and outstanding immediately prior to the Effective Time and all rights attached thereto, shall, by virtue of this Agreement and without any action on the part of the holder thereof, be converted into the right to receive, subject to adjustment as provided in this Section 1.7, (i) cash in the aggregate amount of Fourteen Million and Four Hundred Thousand Dollars ($14,400,000) and (ii) ten thousand six hundred sixty-six and two-thirds (10,666 2/3) shares of Preferred Stock (the "Preferred Shares") of AMG having an aggregate purchase price of Nine Million Six Hundred Thousand Dollars ($9,600,000) (together, the "Merger Consideration"). The Merger Consideration shall be payable to the Stockholders in the specific amounts set forth in Schedule 1.7 hereto.

            (b) If, as of the Closing, the Company shall have received Consents from clients whose investment advisory agreements provide for the payment (based on the Contract Value of each such investment advisory agreement) of fees constituting less than ninety-five percent (95%) of the Base Fees, then (i) the cash amount delivered to each Stockholder pursuant to clause (i) of Section 1.7(a) above, will be reduced to an amount equal to the product of (A) the cash amount set forth in Schedule 1.7 opposite such Stockholder's name, multiplied by
(B) a fraction (the "Adjustment Fraction"), (x) the numerator of which shall be the sum of the Contract Values of each investment advisory agreement of the Company which has not been terminated at or prior to the Closing, and with respect to which the Client of the Company has given its Consent, plus an additional amount equal to five percent (5%) of Base Fees, and (y) the denominator of which shall be the Base Fees, and (ii) the number of Preferred Shares delivered by AMG to each Stockholder pursuant to clause (ii) of Section 1.7(a) above will be reduced to a number equal to the product of (A) the number of Preferred Shares set forth in Schedule 1.7 opposite such Stockholder's name, multiplied by (B) the Adjustment Fraction.

            (c) All of the shares of Company Common Stock converted into the right to receive the Merger Consideration pursuant to this Section 1.7 shall no longer be outstanding and shall automatically be canceled and shall ceased to exist, and each certificate previously representing any such shares of Company Common Stock shall thereafter represent only the right to receive the portion of the Merger Consideration into which the shares of Company Common Stock represented by such certificate have been converted pursuant to this Section
1.7. Certificates previously representing shares of Company Common Stock shall be surrendered at the Closing and shall be exchanged for Merger Consideration paid in consideration therefor, without any interest thereon.

      1.8 TIME AND PLACE OF CLOSING. The closing of the Merger and the related transactions provided for in this Agreement (herein called the "Closing") shall be held at the offices of Goodwin, Procter & Hoar LLP at Exchange Place, Boston, Massachusetts at 10:00 a.m. local time on the date of the Closing, which shall be five (5) business days after the fulfillment or waiver of each of the conditions set forth in Sections 8 (other than Section 8.13) and 9 (other than Section 9.4) hereof or at such other place, or an earlier or later date or time as may be mutually agreed upon by AMG and the Company.

      1.9 FURTHER ASSURANCES. The Stockholders shall (and shall use their best efforts to cause the Company to), from time to time after the Closing, at the request of AMG and without further consideration, execute and deliver further instruments of transfer and assignment and take such other action as AMG may reasonably require to fully implement the provisions of this Agreement.

SECTION 2. RESTATEMENT OF LLC AGREEMENT.

      2.1 RESTATEMENT OF LLC AGREEMENT. Simultaneously with the Closing, the Existing LLC Agreement shall be amended and restated in substantially the form attached hereto as Exhibit 2.1.


SECTION 3. REPRESENTATIONS AND WARRANTIES OF THE STOCKHOLDERS.

      3.1 MAKING OF REPRESENTATIONS AND WARRANTIES. As a material inducement to AMG and Merger Sub to enter into this Agreement and consummate the transactions contemplated hereby, the Stockholders jointly and severally hereby make to AMG and Merger Sub the representations and warranties contained in this Section 3; provided, however, each of the Stockholders severally and not jointly, makes the representations set forth in Section 3.3(b) hereof and each Stockholder severally and not jointly makes any other representation or warranty made solely by such Stockholder. None of the Stockholders shall have any right of indemnity or contribution from the Company or the LLC (or any other right against the Company or the LLC) with respect to any breach of a representation or warranty hereunder.

      3.2 ORGANIZATION AND QUALIFICATION OF THE COMPANY AND THE LLC.

            (a) The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware with full corporate power and authority to own or lease its properties and to conduct its business in the manner and in the places where such properties are owned or leased or such business is currently conducted or proposed to be conducted. The copies of the Company's Certificate of Incorporation, as amended to date (the "Certificate of Incorporation"), certified by the Secretary of State of the State of Delaware, and of the Company's By-laws, as amended to date, certified by the Company's Secretary, and heretofore made available to AMG's counsel, are complete and correct, and no amendments thereto are pending. The Company is not in violation of any term of its Certificate of Incorporation or By-laws.

            (b) The Company is duly qualified to do business as a foreign corporation under the laws of each jurisdiction in which the nature of its business or the ownership or leasing of its properties requires such qualification, except for those jurisdictions where the failure to so qualify, individually or in the aggregate, would not have a Material Adverse Effect on the Company.

            (c) The copies of the LLC's Existing LLC Agreement, certified by the Secretary of the Company in its capacity as manager member of the LLC, and of the LLC's Existing Certificate of Formation, certified by the Secretary of State of the State of Delaware, and heretofore delivered to AMG's counsel, are complete and correct, and no amendments thereto are pending (except, in each case, as contemplated by Section 2 hereof).

      3.3 CAPITALIZATION; BENEFICIAL OWNERSHIP.

            (a) The authorized capital stock of the Company consists only of one hundred (100) shares of Common Stock, $1.00 par value per share, all of which shares are duly and validly authorized, issued, outstanding, fully paid and non-assessable and none of which are held directly or indirectly by the Company or in its treasury. There are no outstanding options, warrants, rights, commitments, preemptive rights or agreements of any kind for the issuance or sale of, or outstanding securities convertible into, any additional shares of capital stock of any class of the Company. None of the Company's capital stock has been issued in violation of any federal or state law.

            (b) Each Stockholder owns beneficially and of record the shares of the Company's capital stock set forth opposite such Stockholder's name in
Schedule 3.3(b) hereto, free and clear of any Claims. The Stockholders are the only beneficial or record holders of the Company's capital stock, and the shares of capital stock shown in Schedule 3.3(b) are the only shares of capital stock of the Company held by each Stockholder or with respect to which such Stockholder has any rights. Except as set forth in Schedule 3.3(b) attached hereto, there are no voting trusts, voting agreements, proxies or other agreements, instruments or undertakings with respect to the voting of the capital stock of the Company to which the Company or any of the Stockholders is a party. No Stockholder has any right of appraisal with respect to the Company's capital stock.

            (c) The records showing that the Company and the Stockholders are the sole members of the LLC, and the capitalization of the LLC (with respect to capital accounts and interests in profits), are included in Schedule 3.3(c) hereto. There are no other records of the LLC and the LLC has not considered, approved or taken any action other than as set forth in such records. All such interests are owned beneficially by the Persons and in the amounts indicated in said Schedule 3.3(c), and no such Person has taken (or omitted to take) any action that would result in any transfer, hypothecation, mortgage or other claim being imposed on such interests and no claim has arisen by operation of law with respect to any such interests.

      3.4 SUBSIDIARIES. Other than the Company's interest in the LLC, the Company has no, nor has it ever had any, subsidiaries or investments in any other Person.

      3.5 AUTHORITY OF THE COMPANY.

            (a) The Company has full right, authority and power to enter into this Agreement and each agreement, document and instrument to be executed and delivered by the Company pursuant to, or as contemplated by, this Agreement and to carry out the transactions contemplated hereby and thereby. The execution, delivery and performance by the Company of this Agreement and each such other agreement, document and instrument have been duly authorized by all necessary action of the Company and the Stockholders (including without limitation under Section 251 of the Delaware General Corporation Law), and no other action on the part of the Company or any Stockholder is required in connection therewith.

      This Agreement and each agreement, document and instrument executed and delivered by the Company pursuant to, or as contemplated by, this Agreement constitutes, or when executed and delivered will constitute, valid and binding obligations of the Company enforceable in accordance with their terms. The execution, delivery and performance by the Company of this Agreement and each such other agreement, document and instrument:

                  (i) does not and will not violate any provision of the Certificate of Incorporation or By-laws of the Company, each as amended to date;

                  (ii) does not and will not violate any laws of the United States, or any state or other jurisdiction (domestic or foreign) applicable to the Company or require the Company to obtain any approval, consent or waiver of, or make any filing with, any person or entity (governmental or otherwise) that has not been obtained or made, except as specifically identified in Schedule 3.5 or Schedule 3.7 which approvals, consents and waivers identified in such Schedules shall have been received or made prior to the Closing (except, with respect to investment advisory agreements, to the extent permitted by Section 8.3 hereof with respect to the percentage of investment advisory agreements that may terminate prior to the Closing) or, at any earlier time required hereunder or under applicable laws, rules and regulations or the provisions of any agreement, contracts or instruments; and

                  (iii) except as set forth on Schedule 3.5, does not and will not result in a breach of, constitute a default under, accelerate any obligation under, or give rise to a right of termination of, any agreement, contract, instrument, mortgage, lien, lease, permit, authorization, order, writ, judgment, injunction, decree, determination or arbitration award to which the Company is a party or by which the property of the Company is bound or affected, or result in the creation or imposition of any Claim on any of the Company's assets or any Person's interest in the Company.

            (b) The Company (in its capacity as manager member of the LLC) has taken all action required by the Existing LLC Agreement and the Delaware Act to cause the LLC to enter into this Agreement and each agreement, document and instrument to be executed and delivered by the LLC pursuant to, or as contemplated by, this Agreement and to carry out the transactions contemplated hereby and thereby and no other action on the part of the LLC, the Company or any other member is required in connection therewith.

      3.6 REAL AND PERSONAL PROPERTY.

            (a) All of the real property leased by the Company is identified in
Schedule 3.6(a). The Company does not own any real property. The Company does not lease, sublease or otherwise provide (with or without rent or other consideration and with or without a written agreement) any real property to any Person, except as described in Schedule 3.6(a). All leases with respect to real property to which the Company is party are identified in Schedule 3.6(a), and true and complete copies thereof have been made available to AMG. Each of said leases has been duly authorized and executed by the parties thereto and is in full force and effect. The Company is not in default under any of said leases, nor has any event occurred which, with notice or the passage of time, or both, would give rise to such a default. To the Company's knowledge, the other party to each of said leases is not in default under any of said leases and there is no event which, with notice or the passage of time, or both, would give rise to such a default.

            (b) Attached hereto as Schedule 3.6(b) is a list of all the assets of the Company including Intellectual Property and including as part of such Schedule, the tax basis of each such asset. Except as set forth in Schedule 3.6(b) hereto, as of the date hereof, the Company owns all its assets free and clear of any Claims. The assets listed in Schedule 3.6(b) hereto include all the material assets used in, and all the assets necessary or desirable for, the conduct of the business of the Company as currently conducted and are suitable and in an appropriate condition for such purpose.

      3.7 ASSETS UNDER MANAGEMENT.

            (a) The aggregate assets under management by the Company as of March 31, 1997, June 30, 1997 and August 8, 1997 are accurately set forth in Schedule
3.7 hereto. In addition, set forth in Schedule 3.7 is a list as of December 31, 1997, March 31, 1997 and June 30, 1997, of all investment management, advisory or sub-advisory contracts setting forth the name of the client under each such contract, the amount of assets under management with respect to each such contract, the fee schedule in effect with respect to each such contract and any material fee adjustments or material adjustments in the amount of assets under management (it being understood and agreed that adjustments in assets under management greater than $500,000 are material) implemented between April 1, 1997 and August 12, 1997, or presently proposed to be instituted, the consent required for the assignment of each such contract other than those that by their terms terminate upon assignment (which are so identified), and the country, if other than the United States of America, of which the client is a citizen. Except as set forth in Schedule 3.7 and expressly described thereon, there are no contracts, arrangements or understandings pursuant to which the Company has undertaken or agreed to cap, waive or reimburse any or all fees or charges payable by any of the clients set forth in Schedule 3.7 or pursuant to any of the contracts set forth in Schedule 3.7. Except as is set forth in Schedule 3.7 hereto, no client of the Company has stated an intention to terminate or reduce its investment relationship with the Company, or has requested an adjustment to the fee schedule with respect to any contract in a manner which would reduce the fee to the Company (or, after giving effect to the Asset Transfer (assuming the due authorization, validity and enforceability of the Asset Transfer Agreement), the fee to the LLC).

            (b) Each account to which the Company provides Investment Management Services that is (i) an employee benefit plan, as defined in Section 3(3) of ERISA that is subject to Title I of ERISA; (ii) a person acting on behalf of such a plan; or (iii) an entity whose assets include the assets of such a plan, within the meaning of ERISA and applicable regulations (hereinafter referred to as an "ERISA Client") have been managed by the Company such that the Company in the exercise of such management is in compliance in all material respects with the applicable requirements of ERISA. Schedule 3.7 identifies each Client that is an ERISA Client with an appropriate footnote. The Company is not required, under any contract to which it is a party, to be a qualified professional asset manager (as such term is used in Prohibited Transaction Class Exemption 84-14).

            (c) Set forth in Schedule 3.7 is a list of each client with which the Company has a fee based on performance or otherwise provides for compensation on the basis of a share of capital gains upon or capital appreciation of the funds (or any portion thereof) of any client, together with a complete description of such fee or compensation. In addition, with respect to the performance fee applicable to the Minnesota Account set forth in Schedule 3.7, is a calculation of such fee since the inception of the fee and an indication of the deficit balance as of the date of this Agreement, which shall be updated as of a date within five (5) business days prior to the date of the Closing.

      3.8 FINANCIAL STATEMENTS.

            (a) The Company has delivered to AMG the following financial statements, copies of which are attached hereto as Schedule 3.8:

                  (i) Audited balance sheets of the Company at September 30, 1994, September 30, 1995 and September 30, 1996, and audited statements of income, retained earnings and cash flows for each of the three (3) years then ended. The audited balance sheet of the Company at September 30, 1996 (including the notes thereto) is referred to hereinafter as the "Base Balance Sheet."

                  (ii) An unaudited balance sheets of the Company at December 31, 1996 and March 31, 1997 and June 30, 1997 and statements of income for the period then ended, certified by the Company's chief financial officer.

      All of the foregoing financial statements have been prepared in accordance with GAAP using the accrual method of accounting, applied consistently during the periods covered thereby (except that the Company's unaudited financial statements do not include footnote disclosure and, other than such statements prepared for the period ending June 30, 1997, are on a cash basis method of accounting), are complete and correct and present fairly the financial condition of the

Company at the dates of said statements and the results of its operations for the periods covered thereby.

            (b) As of the date of the Base Balance Sheet, the Company did not have any liabilities of any nature, whether accrued, absolute, contingent or otherwise, asserted or unasserted, known or unknown (including, without limitation, liabilities as guarantor or otherwise with respect to obligations of others, liabilities for Taxes due or then accrued or to become due, or contingent or potential liabilities relating to activities of the Company or the conduct of its businesses prior to the date of the Base Balance Sheet regardless of whether claims in respect thereof had been asserted as of such date), except immaterial liabilities incurred in the ordinary course of business of the Company, consistent with past practices, or those stated or adequately reserved against on the Base Balance Sheet, or reflected in Schedules furnished to AMG hereunder as of the date hereof.

            (c) As of the date hereof (including, with respect to the giving of this representation pursuant to Section 8.2 hereof at the Closing, after giving effect to the Asset Transfer) (assuming the due authorization, validity and enforceability of the Asset Transfer Agreement), the Company has not had and will not have any liabilities of any nature, whether accrued, absolute, contingent or otherwise, asserted or unasserted, known or unknown (including, without limitation, liabilities as guarantor or otherwise with respect to obligations of others, or liabilities for taxes due or then accrued or to become due or contingent or potential liabilities relating to activities of the Company or the conduct of its business prior to the date hereof, regardless of whether claims in respect thereof had been asserted as of such date), except liabilities that are: (i) stated or adequately reserved against on the Base Balance Sheet or the notes thereto, (ii) reflected in Schedules furnished to AMG hereunder on the date hereof, or (iii) immaterial and were incurred after the date of, and permitted under, this Agreement.

      3.9 TAXES.

            (a) The Company has paid or caused to be paid all federal, state, local, foreign or add-on and other taxes, customs duties, government fee or like amount, including, without limitation, income taxes, estimated taxes, alternative minimum taxes, franchise taxes, sales taxes, use taxes, ad valorem or value added taxes, capital stock taxes, employment and payroll-related taxes, withholding taxes, and transfer taxes, stamp taxes, occupation taxes, windfall projects taxes, and all deficiencies, or other additions to tax, interest, fines and penalties owed by it (collectively, "Taxes"), required to be paid by it, whether disputed or not. The unpaid Taxes of the Company (i) did not, as of December 31, 1996 exceed the reserve for Tax liability (rather than the reserve for deferred Taxes established to reflect timing differences between book and tax income) set forth in the Base Balance Sheet (rather than in any notes thereto) and (ii) do not exceed that reserve as adjusted for the passage of time through the date hereof and the date of the Closing in accordance with the past custom and practice of the Company in filing its Tax Returns. All Taxes required to be withheld by the Company, including, but not limited to, Taxes arising as a result of payments to foreign persons or to employees of the Company, have been collected and withheld, and have been either paid to the respective governmental agencies, set aside in accounts for such purpose, or accrued, reserved against, and entered upon the books and records of the Company.

            (b) The Company has, in accordance with applicable law, filed all federal, state, local and foreign tax returns required to be filed by it, and all such returns correctly and accurately set forth the amount of any Taxes relating to the applicable period. A list of all federal, state, local and foreign income Tax returns filed with respect to the Company for taxable periods ended on or after December 31, 1990, is set forth in Schedule 3.9 attached hereto, and said Schedule indicates those Tax returns that have been audited or currently are the subject of an audit. For each taxable period of the Company ended on or after December 31, 1990, the Company has made available to AMG correct and complete copies of all federal, state, local and foreign income tax returns, examination reports and statements of deficiencies assessed against or agreed to by the Company.

            (c) Neither the IRS nor any other governmental authority responsible for the imposition or collection of any Tax (a "Taxing Authority") is now asserting or, to the knowledge of the Company or any Stockholder, threatening in writing to assert against the Company any deficiency or claim for additional Taxes. No claim has ever been made by a Taxing Authority in a jurisdiction where the Company does not file reports and returns that the Company is or may be subject to taxation by that jurisdiction. There are no security interests on any of the assets of the Company that arose in connection with any failure (or alleged failure) to pay any Taxes, except for Taxes that are not yet due and payable or that are being contested in good faith and against which reserves have been taken in accordance with GAAP.

            (d) There has not been any audit of any tax return filed by the Company, no such audit is in progress, and the Company has not been notified in writing by any Taxing Authority that any such audit is contemplated or pending. No extension of time with respect to any date on which a Tax return was or is to be filed by the Company is in force, and no waiver or agreement by the Company is in force for the extension of time for the assessment or payment of any Taxes.

            (e) The Company has never been a member of an "affiliated group" (as defined in Section 1504(a) of the Code). The Company has never filed, or been required to file, a consolidated, combined or unitary tax return with any other entity. The Company is not a party to any tax sharing agreement.

            (f) The Company (and any predecessor of the Company) has been a validly electing S corporation within the meaning of Sections 1361 and 1362 of the Code at all times during its existence, and the Company will be an S corporation up to the Effective Date.

            (g) None of the Company's payroll, property, or receipts, or other factors used in a particular state's apportionment or allocation formula results in an apportionment or allocation of business income to any state other than New York, California or Minnesota, and the Company has no non-business income that is allocated, apportioned or otherwise sourced to any state other than New York, California or Minnesota.

      3.10 COLLECTIBILITY OF ACCOUNTS RECEIVABLE. All of the accounts receivable of the Company shown or reflected on the Company's balance sheet as of June 30, 1997, included as part of Schedule 3.8, or existing at the date this representation is given (less the reserve for bad debts set forth on the Company's balance sheet as of June 30, 1997 included as part of Schedule 3.8 are and will be at the Closing, valid and enforceable claims, fully collectible and subject to no set off or counterclaim. The Company does not have any accounts or loans receivable from any person, firm or corporation or other entity which is affiliated with the Company or from any director, officer, stockholder, member or employee of the Company except as disclosed in Schedule 3.10 hereto.

      3.11 ABSENCE OF CERTAIN CHANGES. Except as disclosed in Schedule 3.11 attached hereto or as expressly provided for herein, since the date of the Base Balance Sheet there has not been any:

            (a) change in the condition (financial or otherwise), properties, assets, liabilities, business, operations or prospects of the Company which change by itself or in conjunction with all other such changes, whether or not arising in the ordinary course of business, could have a Material Adverse Effect on the Company;

            (b) amendment or termination or, to the best knowledge of the Company and each of the Stockholders, proposed or threatened amendment or termination, whether written or oral, of any agreement listed in Schedule 3.7 hereto;

            (c) obligation or liability of any nature, whether accrued, absolute, contingent or otherwise, asserted or unasserted, known or unknown (including, without limitation (i) liabilities for Taxes due or to become due, or (ii) contingent or potential liabilities relating to services provided by the Company or the conduct of the business of the Company since the date of the Base Balance Sheet regardless of whether claims in respect thereof have been asserted, or (iii) contingent liabilities incurred by the Company as guarantor or otherwise with respect to the obligations of the Company or others), incurred by the Company other than obligations and liabilities incurred in the ordinary course of business consistent with the terms of this Agreement (it being understood that liability claims in respect of services provided shall not be deemed to be incurred in the ordinary course of business);

            (d) material Claim placed on any of the properties or assets of the Company;

            (e) cancellation of any material debt or claim owing to, or waiver of any material right of, the Company;

            (f) purchase, sale or other disposition, or any agreement or other arrangement for the purchase, sale or other disposition, of any of the properties or assets of the Company other than pursuant to the Asset Transfer or in the ordinary course of business consistent with past practices;

            (g) damage, destruction or loss, whether or not covered by insurance, materially and adversely affecting the properties, assets or business of the Company;

            (h) declaration, setting aside or payment of any dividend or distribution by the Company, or the making of any other distribution in respect of the capital stock of the Company , or any direct or indirect redemption, purchase or other acquisition by the Company of its own capital stock or interests, respectively;

            (i) change in the compensation payable or to become payable by the Company to any of their respective officers, employees, agents or independent contractors other than normal merit increases in accordance with its usual practices, or any bonus payment or arrangement made to or with any of such officers, employees, agents or independent contractors;

            (j) change with respect to the officers or management of the Company;

            (k) material payment or discharge of a Claim or liability of the Company;

            (l) obligation or liability incurred by the Company to any of their respective officers, directors, stockholders, members or employees, or any loans or advances made by the Company to any of their respective officers, directors, stockholders, members or employees, except normal compensation and expense allowances payable to officers or employees in the ordinary course of business consistent with past practices;

            (m) change in accounting methods or practices, or billing or collection policies used by the Company;

            (n) other transaction entered into by the Company other than transactions in the ordinary course of business consistent with past practices; or

            (o) agreement or understanding, whether in writing or otherwise, for the Company to take any of the actions specified in paragraphs (a) through (n) above.

      3.12 ORDINARY COURSE. Since the date of the Base Balance Sheet, other than with respect to transactions specifically contemplated herein, the Company has conducted its business only in the ordinary course and consistently with its prior practices. Since its formation, the LLC has only conducted those operations necessary for the performance of its obligations hereunder and activities necessary in connection herewith and therewith.

      3.13 BANKING RELATIONS. Schedule 3.13 includes a list of all of the checking accounts, savings accounts, borrowing arrangements or similar arrangements which the Company has with a banking institution and indicates with respect to each of such arrangements the person or persons authorized in respect thereof.

      3.14 INTELLECTUAL PROPERTY.

            (a) Except as described in Schedule 3.14, the Company has exclusive ownership of, or exclusive license to use, all patent, copyright, trade secret, trademark, trade name, service mark, formulas, designs, inventions or other proprietary rights (collectively, "Intellectual Property") used or to be used in the business of the Company as presently conducted. All of the rights of the Company in such Intellectual Property are freely transferable. There are no claims or demands of any other Person pertaining to any of such Intellectual Property and no proceedings have been instituted, or are pending or to the knowledge of the Company threatened, which challenge the rights of the Company in respect thereof. The Company has the right to use, free and clear of any claims or rights of other Person, all customer lists, investment or other processes, computer software (other than rights of other Persons in computer software that is generally available to the public in the retail marketplace), systems, data compilations, research results and other information required for or incident to its services or its business as presently conducted.

            (b) There are no patents, patent applications, trademarks, trademark applications and registrations and registered copyrights which are owned by or licensed to the Company or used or to be used by the Company in its business as presently conducted or contemplated.

            (c) All licenses or other agreements under which the Company is granted rights in items of Intellectual Property which are material to the business or operations of the Company are listed in Schedule 3.14. All said licenses or other agreements are in full force and effect, there is no material default by any party thereto, and, except as set forth in Schedule 3.14, all of the rights of the Company thereunder are freely assignable. To the knowledge of the Company and the Stockholders, the licensors under said licenses and other agreements have and had all requisite power and authority to grant the rights purported to be conferred thereby. True and complete copies of all such licenses or other agreements, and any amendments thereto, have been provided to AMG.

            (d) Other than as part of the Asset Transfer or with respect to the name "GeoCapital" as described in Schedule 3.14, the Company has not granted rights to others in Intellectual Property owned or licensed by the Company. With respect to the name "GeoCapital," all rights granted to others are solely the right to use such name for limited purposes (and do not include any right to sublease or assign such right) and are subject to the Company's right to revoke such grant.

            (e) The Company's business practices to establish and preserve its ownership of all Intellectual Property rights with respect to its services and rights in and to other Intellectual Property conform to practices generally applied in the investment advisory industry. The Company has not made any of such information available to any Person other than employees of the Company, except pursuant to written agreements requiring the recipients to maintain the confidentiality of such information and appropriately restricting the use thereof. The Company has no knowledge of any infringement by others of any Intellectual Property rights of the Company.

            (f) The present business, activities and products of the Company do not infringe any rights of any other person in Intellectual Property. No proceeding charging the Company with infringement of any Intellectual Property of any other person or entity has been filed or, to the knowledge of the Company, is threatened to be filed. The Company is not making unauthorized use of any confidential information or trade secrets of any person, including without limitation, any former employer of any past or present employee of the Company. Except as set forth in Schedule 3.14, neither the Company, nor, to the knowledge of the Company and the Stockholders, any of the Company's employees have any agreements or arrangements with any persons other than the Company related to confidential information or trade secrets of such persons or restricting any such employee's ability to engage in business activities of any nature. The activities of the employees on behalf of the Company do not violate any such agreements or arrangements known to the Company.

      3.15 CONTRACTS. Except for contracts, commitments, plans, agreements and licenses described in Schedule 3.6, Schedule 3.7, Schedule 3.14 or Schedule 3.15 (true and complete copies of which have been made available to AMG), the Company is not a party to or subject to any:

            (a) investment management or investment advisory or sub-advisory contract or any other contract for the provision of investment management or other similar services;

            (b) plan or contract providing for bonuses, pensions, options, stock (or beneficial interest) purchases (or other securities or phantom equity purchases), deferred compensation, retirement payments, profit sharing, or the like;

            (c) employment contract or contract for services which is not terminable at will by the Company without liability for any penalty or severance payment;

            (d) contract or agreement for the purchase of any assets, material or equipment except purchase orders in the ordinary course for less than $10,000 each, such orders not exceeding $50,000 in the aggregate;

            (e) other contracts or agreements creating any obligations of the Company of $50,000 or more with respect to any such contract or agreement not specifically disclosed elsewhere under this Agreement;

            (f) contract or agreement not made in the ordinary course of business (including, without limitation, any contract for the sale of all or any material portion of the assets of the Company or any contract for the purchase of all or any material portion of the assets of any other entity) other than the Asset Transfer Agreement and the agreements contemplated thereby;

            (g) contract with any investment or research consultant, solicitor or sales agent;

            (h) contract containing covenants limiting the freedom of the Company (or its respective Affiliates) to compete in any line of business or with any person or entity;

            (i) license agreement (as licensor or licensee);

            (j) agreement providing for the borrowing or lending of money, and the Company has no obligations: (i) for borrowed money, (ii) evidenced by bonds, debentures, notes or similar instruments, (iii) to pay the deferred purchase price of property or services, (iv) under leases that would, in accordance with GAAP, appear on the balance sheet of the lessee as a liability, (v) secured by a Claim, (vi) in respect of letters of credit, or bankers acceptances, contingent or otherwise, or (vii) in respect of any guaranty or endorsement or other obligations to be liable for the debts of another person or entity; or

            (k) other material contract or agreement to which the Company is a party or by which it is bound.

      Each of the contracts described in Schedule 3.6(a), Schedule 3.7, Schedule 3.14, Schedule 3.15 or Schedule 3.24 is valid and effective in accordance with its respective terms, and there is not, under any such contract, an existing breach or event which, with the giving of notice or the lapse of time or both, would become such a breach. All of the consents necessary to effectuate the transfer of each such contract to the LLC pursuant to the Asset Transfer Agreement are set forth in Schedule 3.5 and Schedule 3.7. The Company has complied and is in compliance with the client's guidelines and restrictions set forth in any contract described in Schedule 3.7, including, without limitation, any limitation set forth in the applicable prospectus, offering memorandum or marketing material for a collective investment vehicle or governing documents for any client.

      3.16 LITIGATION. There is no litigation or legal (or other) action, suit, proceeding or, to the Company's and the Stockholders' knowledge, investigation, at law or in equity, or before any federal, state, municipal or other governmental department, commission, bureau, board, agency or instrumentality, domestic or foreign (including, without limitation, any voluntary or involuntary proceedings under the Bankruptcy Code or any action, suit, proceeding or investigation under any foreign, federal or state securities law, rule or regulation), in which the Company or any officer, director, stockholder, or member or employee thereof is engaged, or, to the knowledge of the Company and the Stockholders, with which any of them is threatened, in connection with the business, affairs, properties or assets of the Company, or which might call into question the validity or hinder the enforceability or performance of this Agreement, or of the other agreements, documents and instruments contemplated hereby and the transactions contemplated hereby and thereby. There are no proceedings pending, or to the knowledge of the Company or any of the Stockholders, threatened, relating to the termination of, or limitation of, the rights of the Company under its registration under the Advisers Act, as an investment adviser, or any similar or related rights under any registrations or qualifications with various states or other jurisdictions.

      3.17 COMPLIANCE WITH LAWS. The Company is, and at all times has been, in material compliance with all laws and governmental rules and regulations, domestic or foreign, including, without limitation, the Advisers Act, the Investment Company Act, the Exchange Act, ERISA, the Commodity Exchange Act and the Securities Act and the regulations promulgated under each of them; the rules and regulations of self-regulatory organizations including, without limitation, the NASD and each applicable exchange (as defined under the Exchange Act); and all other foreign, federal or state securities laws and regulations applicable to the business or affairs or properties or assets of the Company (collectively "Investment Laws and Regulations"). None of the Company or any officer, director, member, stockholder or employee thereof, is in default with respect to any judgment, order, writ, injunction, decree, demand or assessment relating to any aspect of the business or affairs or properties or assets of the Company and issued by any court or any federal, state, municipal or other governmental agency, board, commission, bureau, instrumentality or department, domestic or foreign, or by any self-regulatory authority. None of the Company nor any officer, director, member, stockholder or employee thereof, is charged or, to the knowledge of the Company or any of the Stockholders, under investigation with respect to, any violation of any provision of foreign, federal, state, municipal or other law or any administrative rule or regulation, domestic or foreign, including, without limitation, any Investment Laws and Regulations, affecting the Company or the transactions contemplated hereby.

      3.18 BUSINESS; REGISTRATIONS.

            (a) The Company is and has, since its inception, been engaged solely in the business of providing Investment Management Services. The Company does not provide Investment Management Services to (i) any of the Private Funds, or any other issuer that would be an investment company (within the meaning of the Investment Company Act) but for the exemptions contained in Section 3(c)(1),
Section 3(c)(7), the final clause of Section 3(c)(3) or the third or fourth clauses of Section 3(c)(11) of the Investment Company Act, (ii) any issuer, registered under the laws of the appropriate securities regulatory authority in the jurisdiction in which the issuer is domiciled (other than the United States or the States thereof), which is or holds itself out as engaged primarily in the business of investing, reinvesting or trading in securities or (iii) any issuer that is an investment company (within the meaning of the Investment Company
Act).

            (b) The Company is and has, since its inception, been duly registered as an investment adviser under the Advisers Act. The Company is duly registered, licensed and qualified as an investment adviser in all jurisdictions where such registration, licensing or qualification is required in order to conduct its business and where the failure to be so registered, licensed or qualified could have a Material Adverse Effect on the Company. The Company is in compliance with all foreign, federal and state laws requiring registration, licensing or qualification as an investment adviser. The Company has made available to AMG or its representatives, true and complete copies of its most recent Form ADV, as amended to date, and has made available copies of all foreign and state registration forms, likewise as amended to date. The information contained in such forms was true and complete at the time of filing and the Company has made all amendments to such forms as it is required to make under any applicable laws. Neither the

Company nor, to the knowledge of the Company and the Stockholders, any person "associated" (as defined under the Advisers Act or under the Commodity Exchange Act, as appropriate) with the Company, has been convicted of any crime or is or has engaged in any conduct that would be a basis for denial, suspension or revocation of registration of an investment adviser under Section 203(e) of the Advisers Act or Rule 206(4)-4(b) thereunder, or of similar action under the Commodity Exchange Act, and to the knowledge of the Company and the Stockholders, there is no proceeding or investigation that is reasonably likely to become the basis for any such disqualification, denial, suspension or revocation. The Company has all permits, registrations, licenses, franchises, certifications and other approvals (collectively, the "Licenses") required from foreign, federal, state or local authorities in order for it to conduct the businesses it presently conducts. The Company is not subject to any limitation imposed in connection with one or more of the Licenses which is reasonably likely to have a material adverse effect on the condition (financial or otherwise), properties, assets, liabilities, business, operations or prospects of the Company or AMG. The Company is not a "broker" or "dealer" within the meaning of the Exchange Act, or a "commodity pool operator" or "commodity trading adviser" within the meaning of the Commodity Exchange Act. None of the Company or its officers and employees is required to be registered as a broker or dealer, a commodity trading adviser, a commodity pool operator, a futures commission merchant, an introducing broker, a registered representative or associated person, a counseling officer, an insurance agent, a sales person or in any similar capacity with the SEC, the Commodity Futures Trading Commission, the National Futures Association, the NASD or the securities commission of any state or any self-regulatory body.

      3.19 INSURANCE. The Company has in full force and effect such insurance as, to the knowledge of the Company, is customarily maintained by companies of similar size in the same or a similar business, with respect to its businesses, properties and assets (including, without limitation, errors and omissions liability insurance) and all bonds required by ERISA and by any contract to which the Company is a party, all as listed in Schedule 3.19 hereto. The Company is not in default under any such insurance policy or bond.

      3.20 POWERS OF ATTORNEY. Neither the Company nor with respect to the Company Common Stock, any Stockholder, has any outstanding power of attorney.

      3.21 FINDER'S FEE. Neither the Company nor any Stockholder has incurred or become liable for any broker's commission or finder's fee relating to or in connection with the transactions contemplated by this Agreement.

      3.22 CORPORATE RECORDS; COPIES OF DOCUMENTS. The record books of the Company accurately record all corporate action taken by its respective stockholders or members and board of directors and committees, as applicable, and true and complete copies of the originals of such documents have been made available to AMG for review. The Company and the Stockholders have made available for inspection and copying by AMG and its counsel true and correct copies of all documents referred to in this Agreement or in the Schedules delivered to AMG in connection herewith.

      3.23 TRANSACTIONS WITH INTERESTED PERSONS. Except as set forth in Schedule 3.23, neither the Company nor any stockholder, member, officer, supervisory employee or director of the Company or, to the knowledge of the Company or any of the Stockholders, any of their respective spouses or family members, is a party to any material transaction or material contract or arrangement with the Company, or owns directly or indirectly on an individual or joint basis any interest in, or serves as an officer or director or in another similar capacity of, any competitor or client of the Company, or any organization which has a material contract or arrangement with the Company (in each case, other than as expressly contemplated hereby).

      3.24 EMPLOYEE BENEFIT PROGRAMS.

            (a) Schedule 3.24 hereto lists every Employee Program (as defined below) that has been maintained (as defined below) by the Company at any time during the three-year period ending on the date of the Closing.

            (b) Each Employee Program which has ever been maintained by the Company and which has at any time been intended to qualify under Section 401(a) or 501(c)(9) of the Code has received a favorable determination or approval letter from the IRS regarding its qualification under such section. The Company does not know, and has no reason to know, of any event or omission that has occurred which would cause any such Employee Program to lose its qualification under the applicable Code section.

            (c) The Company does not know, and has no reason to know, of any failure of any party to comply with any laws applicable to the Employee Programs that have been maintained by the Company. With respect to any Employee Program ever maintained by the Company, there has occurred no "prohibited transaction," as defined in Section 406 of the ERISA or Section 4975 of the Code, or breach of any duty under ERISA or other applicable law (including, without limitation, any health care continuation requirements or any other tax law requirements, or conditions to favorable tax treatment, applicable to such plan), which could result, directly or indirectly, in any taxes, penalties or other liability to the LLC, Merger Sub or AMG. No litigation, arbitration, or governmental administrative proceeding (or investigation) or other proceeding (other than those relating to routine claims for benefits) is pending or threatened with respect to any such Employee Program.

            (d) Neither the Company nor any ERISA Affiliate has incurred any liability under title IV of ERISA which has not been paid in full prior to the Closing. There has been no "accumulated funding deficiency" (whether or not waived) with respect to any Employee Program ever maintained by the Company or any Affiliate and subject to Code Section 412 or ERISA Section 302. With respect to any Employee Program maintained by the Company or an ERISA Affiliate and subject to title IV of ERISA, there has been no (nor will be any as a result of the transaction contemplated by this Agreement) (i) "reportable event," within the meaning of ERISA Section 4043, or the regulations thereunder (for which notice the notice requirement is not waived under 29 C.F.R. Part 2615) and (ii) no event or condition which presents a material risk of plan termination or any other event that may cause the Company or any ERISA Affiliate to incur liability or have a lien imposed on its assets under title IV of ERISA. All payments and/or contributions required to have been made (under the provisions of any agreements or other governing documents or applicable law) with respect to all Employee Programs ever maintained by the Company or any Affiliate, for all periods prior to the Closing, either have been made or have been accrued (and all such unpaid but accrued amounts are described on Schedule 3.24). Except as described in Schedule 3.24, no Employee Program maintained by the Company or an Affiliate and subject to title IV of ERISA (other than a Multiemployer Plan) has any "unfunded benefit liabilities" within the meaning of ERISA Section 4001(a)(18), as of the Closing Date. Neither the Company nor any Affiliate has ever maintained a Multiemployer Plan. None of the Employee Programs ever maintained by the Company or any Affiliate has ever provided health care or any other non-pension benefits to any employees after their employment is terminated (other than as required by part 6 of subtitle B of title I of ERISA) or has ever promised to provide such post-termination benefits. Any Employee Program which has been subject to Title IV of ERISA has been terminated in accordance with
Section 4041 of ERISA and the regulations promulgated thereunder.

            (e) With respect to each Employee Program maintained by the Company within the three (3) years preceding the Closing, complete and correct copies of the following documents (if applicable to such Employee Program) have previously been made available to AMG: (i) all documents embodying or governing such Employee Program, and any funding medium for the Employee Program (including, without limitation, trust agreements) as they may have been amended; (ii) the most recent IRS determination or approval letter with respect to such Employee Program under Code Sections 401 or 501(c)(9), and any applications for determination or approval subsequently filed with the IRS; (iii) the three (3) most recently filed IRS Forms 5500, with all applicable schedules and accountants' opinions attached thereto; (iv) the summary plan description for such Employee Program (or other descriptions of such Employee Program provided to employees) and all modifications thereto; (v) any insurance policy (including any fiduciary liability insurance policy) related to such Employee Program; (vi) any documents evidencing any loan to an Employee Program that is a leveraged employee stock ownership plan; and (vii) all other materials reasonably necessary for AMG to perform any of its responsibilities with respect to any Employee Program subsequent to the Closing (including, without limitation, health care continuation requirements).

            (f) Each Employee Program listed on Schedule 3.24 may be amended, terminated, modified or otherwise revised by the Company, including the elimination of any and all future benefit accruals under any Employee Program (except claims incurred but not reported under any welfare plan or any benefit described in Section 411(d)(6) of the Code).

            (g) The GeoCapital Corporation Defined Benefit Pension Plan met the requirements of Section 4021(b)(13) of ERISA at all times and as a result, was not required make any filings with the Pension Benefit Guaranty Corporation including without limitation, filings in connection with the termination of such plan.

            (h) For purposes of this section:

                  (i) "Employee Program" means (A) all employee benefit plans within the meaning of ERISA Section 3(3), including, but not limited to, multiple employer welfare arrangements (within the meaning of ERISA
      Section 3(4)), plans to which more than one unaffiliated employer contributes and employee benefit plans (such as foreign or excess benefit plans) which are not subject to ERISA; and (B) all stock option plans, bonus or incentive award plans, severance pay policies or agreements, deferred compensation agreements, supplemental income arrangements, vacation plans, and all other employee benefit plans, agreements, and arrangements not described in (A) above. In the case of an Employee Program funded through an organization described in Code Section 501(c)(9), each reference to such Employee Program shall include a reference to such organization.

                  (ii) An entity "maintains" an Employee Program if such entity sponsors, contributes to, or provides (or has promised to provide) benefits under such Employee Program, or has any obligation (by agreement or under applicable law) to contribute to or provide benefits under such Employee Program, or if such Employee Program provides benefits to or otherwise covers employees of such entity, or their spouses, dependents, or beneficiaries.

                  (iii) An entity is an "ERISA Affiliate" of the Company if it would have ever been considered a single employer with the Company under ERISA Section 4001(b) or part of the same "controlled group" as the Company for purposes of ERISA Section 302(d)(8)(C).

                  (iv) "Multiemployer Plan" means a (pension or non-pension) employee benefit plan to which more than one employer contributes and which is maintained pursuant to one or more collective bargaining agreements.

      3.25 DIRECTORS, OFFICERS AND EMPLOYEES.

            (a) Schedule 3.25(a) hereto contains a true and complete list of all current directors and officers of the Company. In addition, Schedule 3.25(a) hereto contains a list of all managers, employees and consultants of the Company who, individually, have received or are scheduled to receive compensation from the Company for the fiscal year ending December 31, 1997, in excess of $75,000. In each case such Schedule includes the current job title and aggregate annual compensation of each such individual.

            (b) To the knowledge of the Company and the Stockholders, each employee listed in Schedule 3.25(b) hereto is in good health.

            (c) The Company employs 16 full-time employees and 5 part-time employees, all of whom are listed in Schedule 3.25(c) (the "Employees") and generally enjoys good employer-employee relationships. Except as specifically described in Schedule 3.25(c), no consultant or other Person other than the Employees renders Investment Management Services to or on behalf of the Company. Except as set forth in Schedule 3.25(c) hereto (or
Schedule 3.15 or Schedule 3.24 hereto), the Company does not have any obligation, contingent or otherwise, under (a) any employment, collective bargaining or other labor agreement, (b) any written or oral agreement containing severance or termination pay arrangements, (c) any deferred compensation agreement, retainer or consulting arrangements, (d) any pension or retirement plan, any bonus or profit-sharing plan, any stock option or stock purchase plan, or (e) any other employee contract or non-terminable (whether with or without penalty) employment arrangement (each an "Employment Arrangement"). The Company is not in default with respect to any material term or condition of any Employment Arrangement, nor will the Closing or the Asset Transfer (or the transactions contemplated hereby or thereby, assuming the due authorization, validity and enforceability of the Asset Transfer Agreement) result in any such default, including, without limitation, after the giving of notice, lapse of time or both. The Company is not delinquent in payments to any of its employees for any wages, salaries, commissions, bonuses or other direct compensation for any services performed for it to the date hereof or amounts required to be reimbursed to such employees. Upon termination of the employment of any of said employees, none of the LLC, Merger Sub nor AMG would, by reason of the transactions contemplated under this Agreement or anything done prior to the Closing, be liable to any of said employees for so-called "severance pay" or any other payments except as set forth in the Restated LLC Agreement. The Company has not made any payments, is not obligated to make any payments, and is not a party to any agreement that under certain circumstances could obligate Merger Sub or the LLC to make any payments that will not be deductible under
Section 280G of the Code. The Company does not have any policy, practice, plan or program of paying severance pay or any form of severance compensation in connection with the termination of employment. The Company is in compliance with all applicable laws and regulations respecting labor, employment, fair employment practices, work place safety and health, terms and conditions of employment, and wages and hours. To the knowledge of the Company or the Stockholders there are no charges of employment discrimination or unfair labor practices against or involving the Company. To the knowledge of the Company or the Stockholders there are no grievances, complaints or charges that have been filed against the Company under any dispute resolution procedure that might have a Material Adverse Effect on the Company, Merger Sub, the LLC or AMG or the conduct of their respective businesses, and there is no arbitration or similar proceeding pending and no claim therefor has been asserted. The Company has in place all employee policies required by applicable laws, rules and regulations, and there have been no violations or alleged violations of any of such policies. None of the Company or any of the Stockholders has received notice that any of the Company's employment policies or practices is currently being audited or investigated by any federal, state or local government agency. The Company is, and at all times since November 6, 1986 has been, in compliance with the requirements of the Immigration Reform Control Act of 1986, except as would not have a Material Adverse Effect on the Company.

      3.26 CODE OF ETHICS. The Company has a written policy regarding insider trading and a Code of Ethics which complies with all applicable provisions of
Section 204A of the Advisers Act a copy of which has been delivered to AMG prior to the date hereof. All employees of the Company and other Persons listed on
Schedule 3.25(a) have executed acknowledgments that they are bound by the provisions of such Code of Ethics and insider trading policy. The policies of the Company with respect to avoiding conflicts of interest are as set forth in the Company's most recent Form ADV or incorporated by reference therein. There have been no material violations or allegations of material violations of such Code of Ethics, insider trading policy or conflicts policy.

      3.27 CERTAIN REPRESENTATIONS AND WARRANTIES AS TO COLLECTIVE INVESTMENT VEHICLES.

            (a) True, correct and complete copies of all of the current investment advisory agreements and distribution or underwriting contracts, administrative services and other services agreements, if any, and organizational and offering documents, pertaining to each of the Private Funds
(i) have been made available to AMG prior to the date hereof and (ii) are in full force and effect. Such offering materials as of the dates as of which they were prepared and distributed did not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

            (b) Each of the Private Funds is duly organized, validly existing and in good standing in the jurisdiction in which it is organized and has all requisite power and authority to conduct its business in the manner and in the places where such business is currently conducted. Each Private Fund is and has, since its inception, been engaged solely in the business of an investment company. Each Private Fund is and has, since its inception, been in compliance with all foreign, federal and state laws requiring registration, licensing or qualification as an investment company and all Investment Laws and Regulations.

            (c) AMG has been furnished true, correct and complete copies of the audited financial statements, prepared in accordance with GAAP, of each of the Private Funds for the past three fiscal years (or such shorter period as such Private Fund shall have been in existence), and unaudited financial statements, prepared in accordance with GAAP, of each of the Private Funds for the first six-months of its most recent fiscal year if the date of the Private Fund's fiscal year end and six-month period financial statements are hereinafter referred to as a "Fund Financial Statement." Each of the Fund Financial Statements is consistent with the books and records of each of the Private Funds, and presents fairly the consolidated financial position of each of the Private Funds in accordance with GAAP applied on a consistent basis (except as otherwise noted therein) at the respective date of such Fund Financial Statements and the results of operations and cash flows for the respective periods indicated, except in the case of the interim financial statements which are subject to normal year-end adjustments which in the aggregate are not material. The Fund Financial Statements reflect and disclose all material changes in accounting principles and practices adopted by each of the Private Funds during the periods covered by each Fund Financial Statement. The books of account of each of the Private Funds fairly reflect their respective transactions. None of the Private Funds has any direct or indirect liabilities other than (i) liabilities fully and adequately reflected or reserved against on the balance sheets contained in the Fund Financial Statements, (ii) immaterial liabilities incurred in the ordinary course of business of the Company consistent with past practices and (iii) liabilities incurred since the date of the fund Financial Statements and incurred in the ordinary course of business.

            (d) There are no restrictions imposed pursuant to any Investment Laws and Regulations, consent judgments or SEC orders on or with regard to any of the Private Funds. Since inception, each of the Private Funds has been excluded from the definition of an investment company under the Investment Company Act by virtue of Section 3(c)(1) thereof and has been duly registered or licensed and in good standing under the laws of each jurisdiction in which such qualification is necessary, except where the failure to be duly registered and in compliance would not have a Material Adverse Effect on the respective Private Fund or the Company.

            (e) All interests of each of the Private Funds were sold pursuant to a valid and effective exemption from registration under the Securities Act and have been duly authorized and are validly issued. Each of the Private Funds' investments have been made in accordance with its respective investment policies and restrictions in effect at the time the investments were made and at all times when the investments were held.

            (f) All consent solicitation materials to be prepared for use by the Private Funds in connection with the transactions contemplated by this Agreement at the time such information is provided or used, as then amended or supplemented, and any information disseminated in respect of the transactions contemplated hereby at the time such information is disseminated, in each case, will, insofar as it contains or consists of information supplied by the Company or the Stockholders, be accurate and complete and will not contain any untrue statement of a material fact, or omit to state any material fact (i) required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading or (ii) necessary to correct any statement in any earlier communication that has become false or misleading.

            (g) There is no litigation or legal (or other) action, suit, proceeding or investigation at law or in equity pending or, to the best knowledge of the Company and the Stockholders after due inquiry, threatened in any court or before or by any governmental agency or instrumentality, department, commission, board, bureau or agency, or before any arbitrator, by or against any of the Private Funds, or any officer or director thereof. There are no judgements, injunctions, orders or other judicial or administrative mandates outstanding against or affecting any of the Private Funds or any officer or director thereof.

      3.28 DISCLOSURE. The representations, warranties and statements contained in this Agreement and the agreements, documents and instruments contemplated hereby, and in the certificates, exhibits and schedules delivered by the Company and the Stockholders to AMG pursuant to this Agreement or any of such other agreements, documents and instruments, do not contain any untrue statement of a material fact, and, when taken together, do not omit to state a material fact required to be stated therein or necessary in order to make such representations, warranties or statements not misleading in light of the circumstances under which they were made. There are no facts (other than changes in general economic or market conditions) which presently or may in the future have a material adverse effect on the condition (financial or otherwise), properties, assets, liabilities, business, operations or prospects of the Company.

      3.29 NO IMPLIED REPRESENTATION. Notwithstanding any provision of this Agreement, it is the explicit intent of each party hereto that none of the Company or the Stockholders is making any representation or warranty whatsoever, express or implied, beyond those expressly given in this Agreement including, but not limited to, any implied representation as to condition, merchantability, suitability or fitness for a particular purpose as to any of the physical assets owned by the Company. It is understood that any cost estimates, projections or other financial predictions provided to AMG or any of its affiliates, agents or representatives are not and shall not be deemed to be representations or warranties of any of the Company or the Stockholders.

SECTION 4. REPRESENTATIONS AND WARRANTIES OF INDIVIDUAL STOCKHOLDERS.

      As a material inducement to AMG and Merger Sub to enter into this Agreement and consummate the transactions contemplated hereby, each Stockholder hereby severally makes to AMG each of the representations and warranties set forth in this Section 4 with respect to such Stockholder. In addition, each Stockholder which is a party to the Restated LLC Agreement and which has elected to form a Management Corporation to receive his or her LLC Points jointly and severally with such Management Corporation makes the representations and warranties set forth in this Section 4 with respect to such Management Corporation. No Stockholder or Management Corporation shall have any right of indemnity or contribution from the Company or the LLC (or any other right against the Company or the LLC) with respect to the breach of any representation or warranty hereunder.

      4.1 AUTHORITY AND ORGANIZATION.

            (a) Such Stockholder has full right, authority, power and capacity to enter into this Agreement and each agreement, document and instrument to be executed and delivered by or on behalf of such Stockholder pursuant to, or as contemplated by, this Agreement and to carry out the transactions contemplated hereby and thereby. This Agreement and each agreement, document and instrument executed and delivered by such Stockholder pursuant to this Agreement constitutes, or when executed and delivered will constitute, a valid and binding obligation of such Stockholder, enforceable in accordance with its respective terms. The execution, delivery and performance by the Stockholder of this Agreement and each such other agreement, document and instrument have been duly authorized by all necessary action (corporate, trust or otherwise) of each Stockholder which is not an individual, and no other action on the part of such Stockholder is required in connection therewith. The execution, delivery and performance of this Agreement and each such agreement, document and instrument:

                  (i) does not and will not violate any provision of the organizational documents of any Stockholder which is not a natural person, or any laws of the United States or any state or other jurisdiction applicable to such Stockholder, or require such

      Stockholder to obtain any approval, consent or waiver from, or make any filing with, any person or entity (governmental or otherwise) that has not been obtained or made; and

                  (ii) does not and will not result in a breach of, constitute a default under, accelerate any obligation under, or give rise to a right of termination of, any agreement, contract, instrument, mortgage, lien, lease, permit, authorization, order, writ, judgment, injunction, decree, determination or arbitration award to which such Stockholder is a party or by which the property of such Stockholder is bound or affected, or result in the creation or imposition of any Claim on any assets of the Company or the LLC or on the capital stock of the Company owned by such Stockholder.

            (b) Each Management Corporation is duly organized validly existing and in good standing under the laws of its state of organization with full power and authority to own and lease its properties and to conduct its business in the manner and in the places where such properties are owned or leased and such business is currently conducted or proposed to be conducted. The copies of each Management Corporation's organizational documents (including any certificate of organization, by-laws, declaration of trust, certificate of organization, limited liability company operating agreement or similar documents) as amended to date, certified by the appropriate Secretary of State or, if such documents are of a type not typically certified by a Secretary of State, certified by such Management Corporation's secretary, trustee or similar authorized person, and heretofore delivered to AMG's counsel, are complete and correct and no amendments thereto are pending. No Management Corporation is in violation of any term of its organizational documents.

            (c) The authorized and issued equity of each Management Corporation is as set forth in Schedule 4.1(c) hereof, which schedule includes the record and beneficial holders thereof. All the outstanding equity of each Management Corporation has been duly authorized and validly issued and is fully paid and nonassessable. There are no outstanding options, warrants, rights, commitments, preemptive rights or agreements for the issuance or sale of, or outstanding securities convertible into, capital of any Management Corporation.

            (d) Each Management Corporation has full right, authority and corporate power to enter into this Agreement and each agreement, document and instrument to be executed and delivered by or on behalf of such Management Corporation pursuant to, or as contemplated by, this Agreement and to carry out the transactions contemplated hereby and thereby. This Agreement and each agreement, document and instrument executed and delivered by such Management Corporation pursuant to this Agreement constitutes, or when executed and delivered will constitute, a valid and binding obligation of such Management Corporation, enforceable in accordance with its respective terms. The execution, delivery and performance by each Management Corporation of this Agreement and each such other agreement, document and instrument have been duly authorized by all necessary action of each Management Corporation, and no other action on the part of any Management Corporation or its stockholder is required in connection therewith. The execution, delivery and performance of this Agreement and each such agreement, document and instrument:

                  (i) does not and will not violate any provision of the charter of by-laws of any Management Corporation, or any laws of the United States or any state or other jurisdiction applicable to such Management Corporation, or require such Management Corporation to obtain any approval, consent or waiver from, or make any filing with, any person or entity (governmental or otherwise) that has not been obtained or made; and

                  (ii) does not and will not result in a breach of, constitute a default under, accelerate any obligation under, or give rise to a right of termination of, any agreement, contract, instrument, mortgage, lien, lease, permit, authorization, order, writ, judgment, injunction, decree, determination or arbitration award to which such Management Corporation is a party or by which the property of such Management Corporation is bound or affected, or result in the creation or imposition of any Claim on any assets of the Company or the LLC or on interests of such Management Corporation in the LLC, or any interests of a Stockholder in such Management Corporation.

      4.2 OWNERSHIP OF LLC INTERESTS. The LLC Interests shown as owned by each Stockholder and Management Corporation, respectively, in the records set forth in Schedule 3.3(c) hereof constitute all the interests in the LLC or rights to purchase interests in the LLC which are held by such Person, directly or indirectly.

      4.3 FINDER'S FEE. No Stockholder or Management Corporation has incurred or become liable for any broker's commission or finder's fee relating to or in connection with the transactions contemplated by this Agreement.

      4.4 INVESTMENT ADVISORY REPRESENTATION. Such Stockholder does not serve as an investment adviser (within the meaning of the Advisers Act) to, or provide, directly or indirectly, Investment Management Services to, any person or entity, other than on behalf of the Company (and, after giving effect to the Asset Transfer (assuming the due authorization, validity and enforceability of the Asset Transfer Agreement), the LLC) pursuant to an investment advisory agreement between the Company (and, after giving effect to the Asset Transfer, the LLC) and a client thereof, except as set forth in Schedule 4.4.

      4.5 AGREEMENTS. Such Stockholder is not a party to any non-competition, trade secret or confidentiality agreement with any party other than the Company or the LLC. There are no agreements or arrangements not contained herein or disclosed in a Schedule hereto, to which such Stockholder or Management Corporation is a party relating to the business of the Company or the LLC or to such Stockholder's or Management Corporation's rights and obligations as a stockholder, member, director, officer or employee of the Company or the LLC. Such Stockholder does not own, directly or indirectly, on an individual or joint basis, any interest in, or serve as an officer or director of, any organization which has a contract or arrangement with the Company or the LLC.

      4.6 EMPLOYMENT DATA. Such Stockholder's (i) date of birth, and (ii) date of commencement of employment with the Company, are both accurately reflected in
Schedule 4.6 hereto.

      4.7 INVESTMENT INTENT. Each Stockholder who acquires Preferred Shares will make such acquisition for investment for such Stockholder's own account, and such Stockholder has no present intention of selling, granting participations in or otherwise distributing the same. Each Stockholder represents and warrants that he is an "accredited investor" within the meaning of Rule 501 promulgated by the SEC under the Securities Act.

SECTION 5. COVENANTS OF THE STOCKHOLDERS.

      5.1 MAKING OF COVENANTS AND AGREEMENTS. The Stockholders jointly and severally hereby make the covenants and agreements set forth in this Section 5 and the Stockholders jointly and severally agree to use their respective best efforts to cause the Company and the LLC to comply with such agreements and covenants. No Stockholder shall have any right of indemnity or contribution from the Company or the LLC (or any other right against the Company or the LLC) with respect to the breach of any covenant or agreement hereunder.

      5.2 CLIENT CONSENTS.

            (a) As soon as practicable after the date hereof, but in any event prior to August 8, 1997, the Company shall notify each of its clients of the transactions contemplated hereby and by the other agreements, documents and instruments contemplated hereby. Such notice shall be in the form of Exhibit 5.2A hereto with respect to those clients whose contracts require affirmative written consent for their assignment and in the form of Exhibit 5.2B with respect to those clients whose contracts do not require affirmative written consent for their assignment (in each case, with such changes thereto as may be agreed to by AMG in writing).

            (b) On or prior to September 8, 1997, the Company shall send to each client who was sent, but who has not by such date returned, the notice in substantially the form of Exhibit 5.2A or Exhibit 5.2B hereto countersigned indicating approval of the transactions contemplated hereby, an additional notice in form and substance acceptable to AMG.

            (c) The Company and the LLC shall use their respective best efforts to, and the Stockholders shall use their best efforts to cause the Company and the LLC to, obtain consents from their clients in the manner contemplated by this Section 5.2.

      5.3 AUTHORIZATIONS.

            (a) The LLC shall, and the Company and each of the Stockholders shall use their best efforts to cause the LLC to: (i) file, as soon as practicable after the date hereof, and in any event prior to August 15, 1997, with the SEC, a Uniform Application for Investment Adviser Registration on Form ADV to register the LLC as an investment adviser under the Advisers Act;

and (ii) file the appropriate applications for investment adviser registration as soon as practicable with all other jurisdictions in which the Company is registered as an investment adviser and in each other jurisdiction where it is necessary or desirable for the LLC to be registered as an investment adviser in order to conduct its businesses (including, without limitation, the businesses currently conducted by the Company) after the Asset Transfer (assuming the due authorization, validity and enforceability of the Asset Transfer Agreement) and the Closing.

            (b) The Stockholders shall, and the Company and the LLC shall use their best efforts to cause all applicable Employees to, file, as soon as practicable after the date hereof, such applications for licensing, registration or qualification of investment adviser representatives (within the meaning of Rule 203A-3(a) under the Advisers Act, upon effectiveness) in each jurisdiction where such applicable investment adviser representative has a place of business (within the meaning of Rule 203A-3(b) under the Advisers Act, upon effectiveness) and in each other jurisdiction where it is necessary or desirable to effect such licensing, registration or qualification in order to conduct the business of the LLC (including, without limitation, the business currently conducted by the Company) after the Asset Transfer and the Closing.

            (c) The LLC will, and the Company and each of the Stockholders will use their best efforts to cause the LLC to, obtain all authorizations, consents, orders and approvals of federal, state and local regulatory bodies and officials that may be or become necessary for their respective execution and delivery of, and the performance of their respective obligations pursuant to, this Agreement and the other agreements, documents and instruments contemplated hereby, and for the LLC to conduct the businesses presently being conducted by the Company.

      5.4 AUTHORIZATION FROM OTHERS. The Stockholders, the Company and the LLC will use their respective best efforts to obtain all authorizations, consents, approvals and permits of others required to permit the consummation by the Stockholders, the Company and the LLC of the transactions contemplated by this Agreement.

      5.5 CONDUCT OF BUSINESS. Between the date of this Agreement and the Closing, except as set forth in Schedule 5.5 hereto, without the prior written consent of AMG:

            (a) the Company will conduct its business only in the ordinary course of business, and consistent with past practices, and the LLC will only conduct those operations necessary for the performance of its obligations hereunder and activities necessary in connection therewith (provided, that after giving effect to the Asset Transfer (assuming the due authorization, validity and enforceability of the Asset Transfer Agreement), the LLC will conduct the business it obtains in the Asset Transfer in the ordinary course of business and consistent with the past practices of the Company);

            (b) neither the Company nor the LLC will (i) make (or incur any obligation to make) any purchase, sale or disposition of any asset or property other than as specifically provided for in the Asset Transfer, or in the ordinary course of business consistent with past practices, or (ii) mortgage, pledge, subject to a Claim or otherwise encumber any of its properties or assets

(including, without limitation, with respect to the Company, its interest in the LLC), nor permit any of the foregoing to exist;

            (c) neither the Company nor the LLC will incur any contingent or fixed obligations or liabilities including, without limitation, any liability (contingent or fixed) as a guarantor or otherwise with respect to the obligations of others except, with respect to the Company (and, with respect to the LLC, after the Asset Transfer (assuming the due authorization, validity and enforceability of the Asset Transfer Agreement)), in the ordinary course of business consistent with the past practices of the Company;

            (d) the Company will not make or incur any obligation to make a change in its Certificate of Incorporation, By-laws or authorized or issued capital stock, and the LLC will not make or incur any obligation to make any change in the Existing LLC Agreement (other than the restatement into the Restated LLC Agreement as contemplated by Section 2.1 hereof);

            (e) neither the Company nor the LLC will declare, set aside or pay any dividend or distribution, make (or incur an obligation to make) any other distribution in respect of its capital stock or interests or make (or incur an obligation to make) any direct or indirect redemption, purchase or other acquisition of its stock or interests if as a result of such dividend, distribution, redemption, purchase or acquisition, the Company would be unable to satisfy the conditions set forth in Section 8.11;

            (f) neither the Company nor the LLC will make any change in the compensation payable or to become payable to any of the Company's officers, employees, agents or independent contractors, and neither the Company nor the LLC will hire any directors, officers, employees or agents (other than to fill vacant positions at the Company), or enter into any collective bargaining agreement, bonus, equity, option, profit sharing, compensation, welfare, retirement, or other similar arrangement, or any employment contract;

            (g) the Company will not make any change in its borrowing arrangements, and the LLC will not enter into any borrowing arrangements;

            (h) the Company will use its best efforts to prevent any change with respect to its management and supervisory personnel and banking arrangements;

            (i) the Company will have in effect and maintain at all times all insurance of the kind, in the amount and with the insurers set forth in Schedule
3.19 hereto or equivalent insurance with any substitute insurers approved in writing by AMG, and prior to the Asset Transfer the LLC will have in effect and thereafter maintain at all times all insurance of the kind, in the amount and with the insurers set forth in Schedule 3.19 hereto or equivalent insurance with any substitute insurers approved in writing by AMG; and

            (j) neither the Company nor the LLC will settle any material litigation.

      5.6 FINANCIAL STATEMENTS. Until the Closing, the Company will furnish AMG with unaudited monthly balance sheets and statements of income and retained earnings and cash flows of the Company and the LLC on a consolidated and consolidating basis within ten (10) days after each month end for each month ending more than ten (10) days prior to the Closing, certified by the Chairman of the Company, which financial statements shall be prepared in accordance with GAAP applied consistently using the accrual method of accounting, shall be complete and correct in all material respects and shall present fairly in all material respects the financial condition of the Company and the LLC at the dates of said statements and the results of their operations for the periods covered thereby.

      5.7 PRESERVATION OF BUSINESS AND ASSETS. Until the Closing, each of the Company, the LLC and each of the Stockholders shall use their best efforts to:
(a) preserve the current business of the Company, (b) maintain the present clients of the Company, in each case, on terms that are at least as favorable as the terms of the agreement between the Company and the relevant client as in effect on the date hereof, (c) preserve the goodwill of the Company, and (d) preserve any Licenses required for, or useful in connection with, the business of the Company (including without limitation all investment adviser registrations). In addition, none of the Stockholders shall take any material action not in the ordinary course of business relating to the Company or which might have a material adverse effect on the transactions contemplated hereby, without the prior consent of AMG.

      5.8 OBSERVER RIGHTS AND ACCESS. Until the Closing: (a) a representative of AMG shall be entitled to attend and observe all meetings of the Company's stockholders and directors (or a committee thereof) in a non-voting observer capacity, (b) AMG shall be entitled to receive all notices and information furnished by the Company to its stockholders and directors (or a committee thereof), as well as copies of the minutes of any meetings of the Company's stockholders and directors (or a committee thereof), and (c) the Company's stockholders or directors (or a committee thereof) shall not take any action by written consent in lieu of a meeting unless AMG shall have been given at least five (5) business days prior written notice which includes a copy of such written consent by which such action is proposed to be taken. The Company and the LLC shall afford to AMG and its representatives and agents free access, during normal business hours and with reasonable notice, to the properties and records of the Company and the LLC in order that AMG may have full opportunity to make such investigation as it shall desire for purposes consistent with this Agreement.

      5.9 NOTICE OF DEFAULT. Promptly upon the occurrence of, or promptly upon the Company, the LLC or a Stockholder becoming aware of the impending or threatened occurrence of, any event which would cause or constitute a breach or default, or would have caused or constituted a breach or default had such event occurred or been known to the Company, the LLC or such Stockholder prior to the date hereof, of any of the representations, warranties or covenants of the Company, the LLC or the Stockholders contained in or referred to in this Agreement or in any Schedule or Exhibit referred to in this Agreement, the Company, the LLC and such Stockholder shall give detailed written notice thereof to AMG, and the Company and the Stockholders shall use their best efforts to prevent or promptly remedy the same.

      5.10 CONSUMMATION OF AGREEMENT. The Stockholders shall, and shall cause the Company and the LLC to, use their respective best efforts to perform and fulfill all conditions and obligations to be performed and fulfilled by each of them under this Agreement, to the end that the transactions contemplated by this Agreement shall be fully carried out.

      5.11 COOPERATION OF THE COMPANY AND STOCKHOLDERS. The Stockholders shall, and shall cause the Company and the LLC to, cooperate with all reasonable requests of AMG and AMG's counsel in connection with the consummation of the transactions contemplated hereby and the making of any filings required in connection therewith, including without limitation, filings under the HSR Act. In addition, the Stockholders shall, and shall cause the Company and the LLC to, cooperate fully, as and to the extent requested by AMG and AMG's counsel, in connection with the filing of tax returns and any audit, litigation or other proceeding with respect to Taxes.

      5.12 NO SOLICITATION OF OTHER OFFERS. Until a date which is six (6) months after a termination of this Agreement other than (i) a termination pursuant to
Section 10.1(b) as a result of a material breach by the Company of this Agreement, in which case until a date which is twelve (12) months after a termination of this Agreement or (ii) a termination pursuant to Section 10.1(c) as a result of a material breach by AMG, in which case until the date of such termination, none of the Company, the LLC, any of the Stockholders, or any of their representatives will, directly or indirectly, solicit, encourage, assist, initiate discussions or engage in negotiations with, provide any information to, or enter into any agreement or transaction with, any person, other than AMG, relating to the possible acquisition of any capital stock of the Company, the Company, any equity interests of the LLC or any of the assets of the Company or the LLC, except for the sale of assets by the Company in the ordinary course of business consistent with past practices and the terms of this Agreement.

      5.13 CONFIDENTIALITY. The Company, the LLC and the Stockholders agree that, unless and until the Closing has been consummated, each of the Company, the LLC, the Stockholders and their officers, directors, members, agents and representatives will hold in strict confidence, and will not use, any confidential or proprietary data or information obtained from AMG with respect to its business or financial condition except for the purpose of evaluating, negotiating and completing the transaction contemplated hereby. Information generally known in AMG's industry or which has been disclosed to the Company, the LLC or the Stockholders by third parties which have a right to do so shall not be deemed confidential or proprietary information for purposes of this Agreement. If the transactions contemplated by this Agreement are not consummated, the Company, the LLC and the Stockholders will return, and cause their respective officers, directors, members, agents and representatives to return, to AMG (or certify that they have destroyed) all copies of such data and information, including but not limited to financial information, customer lists, business and corporate records, worksheets, test reports, tax returns, lists, memoranda, and other documents prepared by or made available to the Company, the LLC or the Stockholders (and their officers, directors, members, agents and representatives) in connection with the transaction.

      5.14 POLICIES AND PROCEDURES. The Company, the LLC and the Stockholders shall, and shall cause the Employees of the Company to, cooperate with and assist in such compliance audits and regulatory reviews as may reasonably be requested by AMG.

      5.15 VIOLATION OF EXISTING LLC AGREEMENT. Between the date of this Agreement and the Closing, none of the Stockholders, the Company nor the LLC will take any action that is in violation of any term or provision of the Existing LLC Agreement or would be in violation of any term or provision of the Restated LLC Agreement if such Restated LLC Agreement were then in effect.

      5.16 SUBSIDIARIES; INVESTMENTS IN OTHER PERSONS. Between the date of this Agreement and the Closing, none of the Stockholders, the Company nor the LLC will take any action to acquire, form or otherwise establish any subsidiary of the Company or the LLC or cause the Company or the LLC to make any investment in any other Person.

      5.17 LLC INTERESTS. Between the date of this Agreement and the Closing,
(a) the LLC will take no action to issue any rights or interests in addition to or different from the interests in the LLC shown in the records set forth on
Schedule 3.3(c), (b) the LLC will take no action that will cause the interests in the LLC set forth on Schedule 3.3(c) to be revoked, repurchased, rescinded, terminated, liquidated, transferred, amended or modified in any manner and (c) no Stockholder will sell, assign, pledge or otherwise transfer or restrict such Stockholder's interests in the LLC without the prior written consent of AMG. At the Closing, the LLC shall issue the interests and rights therein set forth in the Restated LLC Agreement to the Members (as defined in the Restated LLC Agreement) and shall take such actions as may be reasonably directed by AMG in connection therewith.

      5.18 EMPLOYEE PROGRAMS. Between the date of this Agreement and the Closing, the LLC will not maintain any Employee Program other than the Employee Programs listed on Schedule 3.24.

      5.19 FOREIGN QUALIFICATIONS. The LLC shall qualify to do business as a foreign limited liability company under the laws of each jurisdiction where the Company is, as of the date of this Agreement, qualified to do business as a foreign corporation and under the laws of each jurisdiction in which the nature of the business it will conduct after giving effect to the Asset Transfer, or the ownership or leasing of the properties it will receive in the Asset Transfer, requires such qualification, except for those jurisdictions where the failure to so qualify, individually or in the aggregate, would not have a Material Adverse Effect on the LLC.

      5.20 LIENS. Between the date of this Agreement and the Closing, the LLC shall not cause or permit any of the assets listed in Schedule 3.6(b) to be or become subject to any Claim.

SECTION 6. REPRESENTATIONS AND WARRANTIES OF AMG.

      6.1 MAKING OF REPRESENTATIONS AND WARRANTIES. As a material inducement to the Company and the Stockholders to enter into this Agreement and consummate the transactions contemplated hereby, AMG hereby makes the representations and warranties to the Company and the Stockholders contained in this Section 6.

      6.2 ORGANIZATION OF AMG. AMG is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware with full corporate power and authority to own or lease its properties and to conduct its business in the manner and in the places where such properties are owned or leased or such business is conducted by it.

      6.3 CAPITALIZATION. As of the date of this Agreement, the duly authorized capital stock of AMG consists of those classes, series and numbers of shares as are set forth in Schedule 6.3 hereto. In addition, set forth in Schedule 6.3 hereto are the numbers of shares of each such class and series which are issued and outstanding or with respect to which options have been granted as of the date of this Agreement. All the outstanding shares of capital stock of AMG have been duly authorized and validly issued and are fully paid and nonassessable.

      6.4 SUBSIDIARIES. Except as set forth on Schedule 6.4, as of the date of this Agreement AMG does not have any ownership interest in any corporation, partnership, limited liability company, limited liability partnership, joint venture or other entity. Schedule 6.4 includes a notation indicating which entities are registered as investment advisers under the Advisers Act and which are members of IMRO.

      6.5 AUTHORITY OF AMG. AMG has full right, authority and power to enter into this Agreement, the Restated LLC Agreement, and each other agreement, document and instrument to be executed and delivered by AMG pursuant to or as contemplated by, this Agreement and subject to approval of its stockholders with respect to and the effectiveness of an amendment of its Amended and Restated Certificate of Incorporation, to carry out the transactions contemplated hereby and thereby. Except with respect to an amendment of AMG's Amended and Restated Certificate of Incorporation to authorize the Preferred Stock, the execution, delivery and performance by AMG of this Agreement, the Restated LLC Agreement and each such other agreement, document and instrument have been duly authorized by all necessary corporate action of AMG; no other action on the part of AMG is required in connection therewith; and this Agreement, and each other agreement, document and instrument executed and delivered by AMG pursuant to this Agreement constitute, or when executed and delivered will constitute, valid and binding obligations of AMG enforceable in accordance with their terms. The execution, delivery and subject to approval of its stockholders with respect to and the effectiveness of an amendment of its Amended and Restated Certificate of Incorporation performance by AMG of this Agreement, the Restated LLC Agreement and each such other agreement, document and instrument:

                  (i) does not and will not violate any provision of the Certificate of Incorporation or By-laws of AMG;

                  (ii) does not and will not violate any laws of the United States or of any state or any other jurisdiction applicable to AMG or require AMG to obtain any approval, consent or waiver of, or make any filing with, any person or entity (governmental or otherwise) which has not been obtained or made, except for such filings and approvals as may be necessary under the HSR Act or which will otherwise be obtained prior to the Closing; and

                  (iii) does not and will not result in a breach of, constitute a default under, accelerate any obligation under, or give rise to a right of termination of any indenture, loan or credit agreement, or other agreement, contract, instrument, mortgage, lien, lease, permit, authorization, order, writ, judgment, decree, determination or arbitration award to which AMG is a party and which is material to the business and financial condition of AMG and its affiliated organizations on a consolidated basis.

      6.6 FINANCIAL STATEMENTS.

            (a) AMG has delivered to the Company audited balance sheets of AMG at December 31, 1995 and December 31, 1996, and audited statements of income, cash flows and stockholders equity for the years then ended, copies of which are attached hereto as Schedule 6.6.

            (b) Said financial statements have been prepared in accordance with generally accepted accounting principles using the accrual method of accounting, are complete and correct and present fairly the financial condition of AMG at the date of said statements and the results of its operations for the period covered thereby (except that AMG's unaudited financial statements do not include footnote disclosure or year-end adjustments).

      6.7 ABSENCE OF CHANGES. Except as disclosed in Schedule 6.8 or Schedule
6.7 attached hereto or as expressly provided for herein, since December 31, 1996 there has not been any (a) change in the condition (financial or otherwise), properties, assets, liabilities, business, operations or prospects of AMG, which change by itself or in conjunction with all other such changes, could have a Material Adverse Effect on AMG and its Affiliates, or (b) declaration, setting aside or payment of any dividend or other distribution in respect of the capital stock of AMG. Notwithstanding the foregoing, no representation is given herein with respect to (i) the terms or conditions on which AMG is negotiating, or may have negotiated, debt and/or equity financings, or (ii) the terms or conditions on which AMG is negotiating or may have negotiated investments in investment management companies, which investments have not closed, or (iii) any impact on the condition (financial or otherwise) properties, assets, liabilities, operations or business relating to any investment of AMG, which investment may not have closed.

      6.8 LITIGATION. There is no litigation pending against AMG or Merger Sub which would prevent or hinder the consummation of the transactions contemplated by this Agreement. Notwithstanding the foregoing, set forth on Schedule 6.8 hereto is a description of certain litigation matters.

      6.9 COMPLIANCE WITH LAWS. AMG (with respect to AMG and Merger Sub only, and not its other Affiliates) is, and at all times has been, in material compliance with all Investment Laws and Regulations applicable to it, except to the extent that noncompliance would not have a Material Adverse Effect on AMG and its Affiliates. None of AMG, Merger Sub nor any officer, director or employee thereof is in default with respect to any judgment, order, writ, injunction, decree, demand or assessment relating to any aspect of the business or affairs or properties or assets of AMG and issued by any court or any federal, state, municipal or other governmental agency, board, commission, bureau, instrumentality or department, domestic or foreign, or by any self-regulatory authority. AMG, nor any officer, director or employee thereof, is charged or, to the best knowledge of AMG, under investigation with respect to, any violation of any provision of foreign, federal, state, municipal or other law or any administrative rule or regulation, domestic or foreign, including, without limitation, any Investment Laws and Regulations, affecting AMG, Merger Sub or the transactions contemplated hereby.

      6.10 FINDER'S FEE. Neither AMG nor Merger Sub has incurred or become liable for any broker's commission or finder's fee relating to or in connection with the transactions contemplated by this Agreement.

      6.11 PERMITS. AMG has all material Licenses presently required from foreign, federal, state or local authorities in order for AMG to conduct the business presently being conducted by AMG, except for those Licenses, the absence of which could not reasonably be expected to prevent or hinder the consummation of the transactions contemplated by this Agreement.

      6.12 MERGER SUB. Merger Sub is a newly formed wholly-owned subsidiary of AMG that contains no assets or liabilities other than those incident to its formation and the consummation of the transactions contemplated hereby.

      6.13 ACQUISITION OF SHARES FOR INVESTMENT. AMG has such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of its purchase of the shares of Company Common Stock. AMG confirms that the Stockholders and the Company have made available to AMG the opportunity to ask questions of the officers and management employees of the Company and to acquire additional information about the business and financial condition of the Company and the LLC. AMG is acquiring the shares of Company Common Stock for investment and not with a view toward or for sale in connection with any distribution thereof in violation of any federal or state securities or "blue sky" law, or with any present intention of distributing or selling such shares in violation or any federal or state securities or "blue sky" law. AMG understands and agrees that the shares of Company Common Stock may not be sold, transferred, offered for sale, pledged, hypothecated or otherwise disposed of without registration under the Securities Act of 1933, as amended, except pursuant to an exemption from such registration available under such Act, and without compliance with state, local and foreign securities laws, in each case, to the extent applicable.

      6.14 NO IMPLIED REPRESENTATIONS. Notwithstanding any provision of this Agreement, it is the explicit intent of each party hereto that neither AMG nor Merger Sub is making any representation or warranty whatsoever, express or implied, beyond those expressly given in this Agreement. It is understood that any cost estimates, projections or other financial predictions provided to the Company, the Stockholders or any of their affiliates, agents or representatives are not and shall not be deemed to be representations or warranties of AMG or Merger Sub.

SECTION 7. COVENANTS OF AMG.

      7.1 MAKING OF COVENANTS AND AGREEMENT. AMG hereby makes the covenants and agreements set forth in this Section 7.

      7.2 CONFIDENTIALITY. AMG agrees that, unless and until the Closing has been consummated, each of AMG, Merger Sub and their respective officers, directors, agents and representatives will hold in strict confidence, and will not use, any confidential or proprietary data or information obtained from the Company or the Stockholders with respect to its business or financial condition except for the purpose of evaluating, negotiating and completing the transaction contemplated hereby and except for disclosures to AMG's lenders and other financing sources and except to the extent required by any Investment Laws and Regulations. Information generally known in the Company's industry or which has been disclosed to AMG or Merger Sub by third parties which have a right to do so shall not be deemed confidential or proprietary information for purposes of this Agreement. If the transactions contemplated by this Agreement are not consummated, AMG will return, and will cause Merger Sub and their respective officers, directors, agents and representatives to return, to the Company (or certify that they have destroyed) all copies of such data and information, including but not limited to financial information, customer lists, business and corporate records, worksheets, test reports, tax returns, lists, memoranda, and other documents prepared by or made available to AMG (and Merger Sub and their respective officers, directors, agents and representatives) in connection with the transaction.

      7.3 COOPERATION OF AMG. AMG shall cooperate and shall cause Merger Sub to cooperate with all reasonable requests of the Company in connection with the Company's compliance with its covenants in Sections 5.2, 5.3 and 5.4 hereof. AMG shall cooperate and shall cause Merger Sub to cooperate with all reasonable requests of the Company and the Company's counsel in connection with the consummation of the transactions contemplated hereby, including without limitation, filings under the HSR Act.

      7.4 CONSUMMATION OF AGREEMENT. AMG shall use its best efforts to perform and fulfill and to cause Merger Sub to perform and fulfill all conditions and obligations to be performed and fulfilled by AMG or Merger Sub, as applicable, under this Agreement, to the end that the transactions contemplated by this Agreement shall be fully carried out.

      7.5 ORGANIZATION AND AUTHORIZATION OF MERGER SUB. AMG shall take such action as is necessary or appropriate to organize Merger Sub as a wholly owned subsidiary of AMG and (as the sole stockholder of Merger Sub) to authorize Merger Sub to become a party to this Agreement and perform and carry out the transactions contemplated by this Agreement.

SECTION 8. CONDITIONS TO THE OBLIGATIONS OF AMG AND MERGER SUB.

      The obligations of AMG and Merger Sub to consummate this Agreement and the transactions contemplated hereby are subject to the fulfillment (or waiver by AMG), prior to or at the Closing, of the following conditions precedent:

      8.1 LITIGATION; NO OPPOSITION. No judgment, injunction, order or decree enjoining or prohibiting any of AMG, Merger Sub, the Company, the LLC, any of the Stockholders, any of the Management Corporations or any of the other parties to this Agreement or any of the agreements, documents and instruments contemplated hereby, from consummating the transactions contemplated hereby or thereby, shall have been entered and no suit, action or proceeding shall be pending at any time prior to or on the date of the Closing before or by any court or governmental body seeking to restrain or prohibit, or seeking damages or other relief in connection with, the execution and delivery of this Agreement or any of the agreements, documents and instruments contemplated hereby, or the consummation of the transactions contemplated hereby or thereby or which could be expected to have a Material Adverse Effect on the LLC, Merger Sub or AMG.

      8.2 REPRESENTATIONS, WARRANTIES AND COVENANTS.

            (a) Each of the representations and warranties of each of the Stockholders contained in this Agreement and in any Schedule or Exhibit attached hereto and in each other agreement, document, instrument or certificate contemplated hereby or otherwise made in writing by any of them or made by any person authorized by them to make representations on their behalf, shall be true and correct in all material respects (except for such representations and warranties that are qualified by their terms as to materiality, which representations and warranties as so qualified shall be true in all respects) as of the date of this Agreement and at and as of the Closing as though newly made at such time; except that

                  (i) the representations in Section 3.7 shall also be made with respect to assets under management and advisory contracts as of a date which is no more than ten (10) days prior to the Closing (but is prior to the Asset Transfer), instead of being made with respect to assets under management and advisory contracts as of the date of the Closing;

                  (ii) the representations in Section 3.15 shall be true and correct as of the date of this Agreement and shall be made at and as of the Closing with any change since such date having occurred in compliance with the terms and conditions of this Agreement including, without limitation, the provisions of Section 5.5; and

                  (iii) the representations and warranties in Sections 3.6, 3.14(a), 3.14(b), 3.14(c), 3.25(c) and the first sentence of Section 3.18(a) with respect to the Company shall be true and correct in all material respects (except for such representations and warranties that are qualified by their terms as to materiality, which representations and warranties as so qualified shall be true in all respects) only as of the date of this Agreement and at and as of the date of the Asset Transfer.

            (b) Upon the assumption that the Asset Transfer has occurred in accordance with the terms of the Asset Transfer Agreement, each of the representations and warranties of each of the Stockholders contained in the following Sections of this Agreement with respect to the Company: 3.4 (Subsidiaries), 3.6 (Real and Personal Property), 3.8(c) (Financial Statements),
3.9 (Taxes), 3.10 (Collectibility of Accounts Receivable), 3.11 (Absence of Certain Changes), 3.12 (Ordinary Course), 3.13 (Banking Relations), 3.14 (Intellectual Property), 3.15 (Contracts), 3.16 (Litigation), 3.17 (Compliance with Laws), 3.18 (Business; Registrations), 3.19 (Insurance), 3.20 (Powers of Attorney), 3.21 (Finder's Fee), 3.22 (Corporate Records; Copies of Documents),
3.23 (Transactions with Interested Persons), 3.24 (Employee Benefit Programs),
3.25 (Directors; Officers and Employees), 3.26 (Code of Ethics), 3.28 (Disclosure) and 3.29 (No Implied Representation) shall be true and correct in all material respects (except for such representations and warranties that are qualified by their terms as to materiality, which representations and warranties as so qualified shall be true in all respects) at and as of the Closing with respect to the LLC and all references therein to the Company and its Stockholders shall be deemed to be references to the LLC and its Members, respectively.

            (c) Each and all of the agreements and conditions to be performed or satisfied by the Company, the LLC, each of the Stockholders hereunder and under the other agreements, documents and instruments contemplated hereby at or prior to the Closing shall have been duly performed or satisfied.

            (d) The Company, the LLC, each of the Stockholders shall have furnished AMG and Merger Sub with a certificate or certificates dated as of the date of the Closing with respect to each of the foregoing.

      8.3 ADVISORY CONTRACT CONSENTS. Clients of the Company whose advisory agreements provide for the payment (based on the Contract Value of each such advisory agreement) of fees constituting at least eighty-five percent (85%) of the Base Fees shall have Consented to the transactions contemplated hereby. For purposes of this Section 8.3:

                  (i) "Base Fees" shall mean the annual advisory fees (other than incentive or performance fees) payable to the Company under all its contracts calculated based on assets under management and the fee schedules set forth in the relevant agreements as of December 31, 1996;

                  (ii) "Consent" shall mean (A) with respect to a client whose contract by its terms terminates upon the consummation of the transactions contemplated hereby, that the LLC shall have entered into a new contract on substantially equivalent terms which contract is effective after giving effect to the Asset Transfer and the Closing, (B) with respect to a client whose contract requires written consent from a party or parties thereto for it to survive the transactions contemplated hereby, that the Company shall have obtained all such written consents as may be required under such contract, and (C) with respect to a client whose contract does not require written consent from any party thereto for it to survive the transactions contemplated hereby, that the Company shall have obtained such consents as may be required under such contract (including, with respect to the requirement for contracts to include provisions requiring consent to transfer set forth under the Advisers Act, that the Company has complied with Section 5.2 hereof with respect to such contract). Notwithstanding the foregoing, no client of the Company shall be deemed to have given its Consent if such client has expressed an intent to terminate or significantly reduce its investment relationship with the Company (or, after giving effect to the Asset Transfer (assuming the due authorization, validity and enforceability of the Asset Transfer Agreement) and the Closing, the LLC) or to adjust the fee schedule with respect to one or more of its contracts in a manner that would materially reduce the fee to the LLC.

                  (iii) "Contract Value" shall mean, (A) with respect to an advisory contract which was in effect on June 30, 1997, the product of four (4) and the quarterly advisory fees (other than incentive or performance fees) payable to the Company as of June 30, 1997 (adjusted for any additions and/or withdrawals since June 30,1997 and for any amendments to the fee schedule since such date), and (B) with respect to an advisory contract which is entered into by the Company after June 30,1997, the annual advisory fees (other than incentive or performance fees) payable to the Company based on the fee schedule and assets under management set forth in the relevant agreement on the date of such agreement (adjusted for any additions or withdrawals since that date and for any amendments to the fee schedule since such date). For purposes of the definition of "Contract Value," each so called "wrap-fee" program shall be considered an advisory contract and the addition and withdrawal of participants in each such program shall be treated as an addition or withdrawal of funds.

      At the Closing, the Company shall deliver a certificate certifying as to compliance with the foregoing, which certificate includes the calculation of compliance, including a list in the form of subsection (a) of Schedule 3.7 of all investment management or advisory contracts as of the date of calculation, including all the categories of information set forth in subsection (a) of
Schedule 3.7.

      8.4 REGISTRATION AS AN INVESTMENT ADVISER AND REGISTRATION OF INVESTMENT ADVISER REPRESENTATIVES.

            (a) The LLC shall have become registered as an investment adviser under the Advisers Act and the rules and regulations promulgated thereunder, and under the laws of each state where such a registration may be necessary or desirable (in the opinion of AMG) to enable the LLC, after giving effect to the Asset Transfer (assuming the due authorization, validity and enforceability of the Asset Transfer Agreement) and the Closing, to conduct the businesses presently conducted by the Company.

            (b) All applicable Employees shall have become registered as investment adviser representatives (within the meaning of Rule 203A-3(a) under the Advisers Act, upon effectiveness) of the LLC under the laws of each state where such a registration may be necessary or desirable (in the opinion of AMG) to enable the LLC, after giving effect to the Asset Transfer (assuming the due authorization, validity and enforceability of the Asset Transfer Agreement) and the Closing, to conduct the business presently conducted by the Company.

      8.5 OTHER APPROVALS. Except as otherwise specifically contemplated hereby, all actions by or in respect of, or filings with, any governmental body, agency, or official or authority required to permit the consummation of the transactions contemplated hereby so that after the Asset Transfer (assuming the due authorization, validity and enforceability of the Asset Transfer Agreement) and the Closing, the LLC shall be able to carry on the business presently being conducted by the Company, in the manner now conducted by the Company, shall have been taken, made or obtained, and any and all other material permits, approvals, consents or other actions necessary to consummate the transactions hereunder shall have been received or taken, and none of such permits, approvals or consents shall contain any provisions which, in the reasonable judgment of AMG, are unduly burdensome.

      8.6 TRANSFER. (a) The transactions contemplated by the Asset Transfer Agreement in the form attached hereto as Exhibit 8.6 (and the schedules and exhibits thereto) shall have occurred (assuming the due authorization, validity and enforceability of the Asset Transfer Agreement) and (b) such other and additional documents and instruments of transfer as AMG shall reasonably deem necessary in connection therewith, shall have been executed, delivered and performed.

      8.7 RESTATED LLC AGREEMENT. Each Stockholder who is receiving (direct or indirect) interests in the LLC (and, in the case of each Stockholder who has elected to form a corporation to receive his or her interests in the LLC, such Management Corporation) has executed and delivered the Restated LLC Agreement.

      8.8 NON SOLICITATION/NON DISCLOSURE AGREEMENTS. Each Employee Stockholder (and in the case of each Stockholder who has elected to form a wholly-owned corporation to receive his or her interests in the LLC, such Management Corporation) shall have entered into a Non Solicitation/Non Disclosure Agreement with the LLC and its Manager Member (each a "Non Solicitation Agreement") in the form attached hereto as Exhibit 8.8, and each such Non Solicitation Agreement shall be in full force and effect.

      8.9 EMPLOYMENT AGREEMENTS. Each of Irwin Lieber and Barry K. Fingerhut, shall have entered into an Employment Agreement with the LLC and its Manager Member in the form attached hereto as Exhibit 8.9 (the "Employment Agreements"), and each such Employment Agreement shall be in full force and effect.

      8.10 AGREEMENTS WITH RESPECT TO PRIVATE FUNDS. The Stockholders and the managers or general partners of each Private Fund shall have entered into agreements in the form attached hereto as Exhibit 8.10A and Exhibit 8.10B, and each such agreement shall be in full force in effect

(having been approved by all necessary consents or approvals and after the making of any necessary filings).

      8.11 CAPITALIZATION, NET WORTH AND WORKING CAPITAL OF THE LLC. The LLC's capitalization, including capital and profits interests and other rights to purchase interests in the LLC shall be as set forth in Schedule 3.3(c) hereto. At the Closing, and after giving effect to the Asset Transfer (assuming the due authorization, validity and enforceability of the Asset Transfer Agreement) and taking into account all transaction costs of the LLC, the LLC shall have a tangible net worth (determined in accordance with GAAP using the accrual based method of accounting, consistently applied) of at least $3,600,000, working capital (defined as current assets less current liabilities and excluding, for these purposes, the accounts receivable listed in Schedule 3.10) of at least $3,263,000 and cash on hand of at least $100,000 or such greater net worth, working capital or amount of cash on hand as shall be necessary for the operation of the business of the LLC consistent with past practices of the Company.

      8.12 DELIVERY. Each of the Company, the Stockholders and the Management Corporations shall have executed (where applicable) and delivered to AMG (or shall have caused to be executed and delivered to AMG by the appropriate person including, without limitation, the LLC) the following:

            (a) the Asset Transfer Agreement (including all agreements and documents which are schedules thereto) and all such other documents of transfer and assignment as AMG may reasonably require in connection therewith;

            (b) certified copies of resolutions of the board of directors (and, if necessary, the shareholders) of the Company and each Management Corporation authorizing the execution of this Agreement and each of the agreements, documents and instruments contemplated hereby to which the Company or a Management Corporation is a party (and which the Company executes on behalf of the LLC);

            (c) a copy of the charter and by-laws of the Company and each of the Management Corporations which, in the case of the charter, is certified as of a recent date by the Secretary of State of the relevant state of incorporation;

            (d) a copy of the Certificate of Formation of the LLC certified as of a recent date by the Secretary of State of the State of Delaware;

            (e) a copy of the Limited Liability Company Agreement of the LLC as in effect immediately prior to the restatement into the Restated LLC Agreement;

            (f) a certificate issued by the appropriate Secretary of State certifying that the Company and each of the Management Corporations is validly existing and in good standing in such state as of the most recent practicable date;

            (g) a certificate issued by the appropriate Secretary of State of each state in which each of the Company and, after giving effect to the Asset Transfer, the LLC does business certifying that each of the Company and the LLC, as applicable, are in good standing in such state as of the most recent practicable date;

            (h) true and correct copies of each of the agreements, documents and instruments contemplated hereby (including, without limitation, the Restated LLC Agreement), and all agreements, documents, instruments and certificates delivered or to be delivered in connection therewith;

            (i) for each of the individuals listed in Schedule 3.25(b), evidence that such person has had a physical examination within thirty (30) days prior to the Closing, including a letter from a licensed physician familiar with such person's health indicating that such person is in good health at such date;

            (j) a certificate of the Secretary of the Company, the LLC and each of the Management Corporations, certifying that the resolutions, charter, limited liability company agreement and by-laws in paragraphs (b), (c) and (e) above are in full force and effect and have not been amended or modified, and that the officers of such corporation or limited liability company are those persons named in the certificate;

            (k) an opinion from counsel to the Company, the Stockholders and the Management Corporations, in substantially the form of Exhibit 8.12(k) hereto;

            (l) a release of the LLC from all liabilities other than those arising out of the transactions or agreements contemplated hereby, from each of the Company and the Stockholders in the form attached hereto as Exhibit 8.12(l);

            (m) all corporate record books of the Company, including minutes of all meetings of stockholders, directors and committees of the Board of Directors, if any, and the stock records of the Company (including all original stock certificates surrendered by the Stockholders);

            (n) a Subscription Agreement in the form attached as Exhibit 8.12(n) hereto;

            (o) the Certification attached to the signature pages hereto certifying stockholder approval of this Agreement; and

            (p) such other Certificates and documents as are required hereby or are reasonably requested by AMG.

      8.13 EVIDENCE OF INSURABILITY. AMG shall have received such evidence as it shall deem necessary or appropriate as to the insurability of each of the Persons listed in Schedule 3.25(b) hereto as and in amounts contemplated by
Section 3.5(e) of the Restated LLC Agreement with respect to both key-man life insurance and disability insurance policies.

      8.14 INSURANCE POLICIES. Each of the Company and the LLC shall have in place insurance policies (a) with respect to the Company, covering liabilities of directors and officers, in such amounts as AMG shall reasonably deem necessary, and (b) with respect to the LLC, as contemplated by Section 3.19.

      8.15 POLICIES AND PROCEDURES. The LLC and its employees shall have adopted such maternity leave and similar employment policies, Code of Ethics, insider trading policies, policies with respect to soft dollars, trade allocation policies, client intake procedures and Supervisory Procedures Manuals as are reasonably acceptable to AMG.

      8.16 MATERIAL ADVERSE CHANGE. There shall have been no event or condition or events or conditions, which, either individually or in the aggregate, could have a material adverse effect on the condition (financial or otherwise), properties, assets, liabilities, business operations or prospects of the LLC, and AMG shall be provided with a certificate from the Chairman of the Company to that effect at the Closing.

      8.17 HSR ACT. Any applicable waiting period under the HSR Act (including any extensions thereof) shall have expired or been terminated.

      8.18 LICENSE TO USE NAME. The Company and the LLC shall have entered into an agreement substantially in the form of Exhibit 8.18 attached hereto granting to GeoCapital Ventures a limited irrevocable license to use the name "GeoCapital."

SECTION 9. CONDITIONS TO OBLIGATIONS OF THE COMPANY.

      The obligation of the Company to consummate this Agreement and the transactions contemplated hereby is subject to the fulfillment (or waiver by the Company), prior to or at the Closing, of the following conditions precedent:

      9.1 NO LITIGATION; NO OPPOSITION. No judgment, injunction, order or decree enjoining or prohibiting any of AMG, the Company, the LLC, any of the Stockholders, the Management Corporations or other parties to this Agreement or any of the agreements, documents and instruments contemplated hereby, from consummating the transactions contemplated hereby, or thereby shall have been entered and no suit, action or proceeding shall be pending or threatened on the date of Closing before or by any court or governmental body seeking to restrain or prohibit the execution and delivery of this Agreement or any of the agreements, documents or instruments contemplated hereby or the consummation of the transactions contemplated hereby or thereby.

      9.2 REPRESENTATIONS, WARRANTIES AND COVENANTS. Each of the representations and warranties of AMG contained in this Agreement and in any Schedule or Exhibit attached hereto and in the other agreements, documents or instruments contemplated hereby or otherwise made in writing by AMG or by any person authorized by AMG to make representations on its behalf shall be true and correct in all material respects at and as of the Closing as though newly made at such time. Each and all the agreements and conditions to be performed or satisfied by AMG hereunder and under the other agreements, documents as instruments contemplated hereby at or prior to the Closing shall have been duly performed or satisfied. AMG shall have furnished the Stockholders with a certificate dated as of the date of the Closing to the foregoing effect.

      9.3 ADVISORY CLIENT CONSENT. The condition set forth in Section 8.3 shall have been met.

      9.4 EMPLOYMENT AGREEMENTS. Merger Sub, as Manager Member of the LLC, shall have caused the LLC to execute and deliver at the Closing the Employment Agreements of each of Irwin Lieber and Barry K. Fingerhut.

      9.5 MATERIAL ADVERSE CHANGE. There shall have been no change in the condition (financial or otherwise), properties, assets, liabilities, business, operations or prospects of AMG, which change by itself or in conjunction with all other such changes, could have a Material Adverse Effect on AMG and its Affiliates and the Company shall be provided with a certificate from the President or any Senior Vice President of AMG to that effect at the Closing. Notwithstanding the foregoing, this Section 9.5 shall not apply the entrance into any letter of intent, commitment letter, contract or other agreement with respect to, or the incurrence of any debt, claim or obligation arising from, (i) debt and/or equity financings which AMG is negotiating, or may have negotiated, or (ii) investments in investment management companies which AMG is negotiating or may have negotiated, which investments have not closed, or (iii) the properties, assets, liabilities, operations or business relating to any investment of AMG, which investment may not have closed.

      9.6 DELIVERY. AMG shall have executed and delivered to the Company, the following:

            (a) certified copies of resolutions of the board of directors of AMG and Merger Sub authorizing the execution of this Agreement and each of the other agreements, documents or instruments contemplated hereby to which AMG is a party;

            (b) a copy of the Amended and Restated Certificate of Incorporation and By-laws of AMG and Merger Sub which, in the case of the Certificate of Incorporation, is certified as of a recent date by the Secretary of State of the State of Delaware;

            (c) a certificate issued by the Secretary of State of the State of Delaware certifying that each of AMG and Merger Sub is validly existing and in good standing in Delaware as of the most recent practicable date;

            (d) true and correct copies of each of the agreements, documents and instruments contemplated hereby (including, without limitation, the Restated LLC Agreement) to which AMG or Merger Sub is a party, and all agreements, documents, instruments and certificates delivered or to be delivered in connection therewith by AMG or Merger Sub, as applicable;

            (e) a certificate of the Secretary of AMG and Merger Sub certifying that (i) the resolutions, Amended and Restated Certificate of Incorporation and By-laws in paragraphs (a) and (b) above are in full force and effect and have not been amended or modified, (ii) the Preferred Shares have been duly authorized and if, when and as issued hereunder will be validly issued, fully paid and nonassessable and (iii) that the officers of AMG are those persons named in the certificate;

            (f) an opinion from Goodwin, Procter & Hoar LLP in substantially the form of Exhibit 9.6(f) hereto; and

            (g) the Certification attached to the signature pages hereto.

      9.7 TAX OPINION. The Company shall have received an opinion of Wachtell, Lipton, Rosen & Katz, counsel to the Company, dated the date of the Closing, based upon facts and assumptions set forth in such opinion, to the effect that
(i) the Merger will constitute a "reorganization" within the meaning of Section 368(a) of the Code and (ii) the Company, AMG and Merger Sub will each be a party to such reorganization within the meaning of Section 368(b) of the Code. In rendering such opinion, counsel may require and rely upon representations contained in letters from the Company, AMG and the Stockholders.

      9.8 HSR ACT. Any applicable waiting period under the HSR Act (including any extensions thereof) shall have expired or been terminated.

      9.9 PREFERRED SHARES. AMG shall have amended its Amended and Restated Certificate of Incorporation to authorize the issuance of the Preferred Shares.

SECTION 10. TERMINATION OF AGREEMENT; RIGHTS TO PROCEED.

      10.1 TERMINATION. At any time prior to the Closing, this Agreement may be terminated as follows:

            (a) by mutual written consent of AMG and the Company;

            (b) by AMG, pursuant to written notice by AMG to the Company and the Stockholders, if any of the conditions set forth in Section 8 of this Agreement have not been satisfied at or prior to October 31, 1997, or if it has become reasonably and objectively certain that any of such conditions, will not be satisfied at or prior to October 31, 1997, such written notice to set forth such conditions which have not been or will not be so satisfied; and

            (c) by the Company, pursuant to written notice by the Company to AMG, if any of the conditions set forth in Section 9 of this Agreement have not been satisfied at or prior to October 31, 1997, or if it has become reasonably and objectively certain that any of such conditions, will not be satisfied at or prior to October 31, 1997, such written notice to set forth such conditions which have not been or will not be so satisfied.

      10.2 EFFECT OF TERMINATION; EXPENSES.

            (a) All obligations of the parties hereunder shall cease upon any termination pursuant to Section 10.1; provided, however, that (i) such termination shall not relieve any party hereto of any liability for any willful breach of this Agreement and related agreement and (ii) the provisions of this
Section 10, Sections 5.12, 5.13, and 7.2, and the provisions of Section 14 hereof shall survive any termination of this Agreement.

            (b) If this Agreement is terminated pursuant to Section 10.1(b) as a result of a material breach by the Company of this Agreement, the Company shall be liable to AMG for all actual out-of-pocket expenses incurred by AMG in connection with the entering into of this Agreement. If this Agreement is terminated pursuant to Section 10.1(c) as a result of a material breach by AMG of this Agreement, AMG shall be liable to the Company for all actual out-of-pocket expenses incurred by the Company in connection with the entering into of this Agreement. For purposes of this Section 10.2(b), it is understood that the failure to satisfy a condition shall not in and of itself constitute a breach of this Agreement. In all other circumstances, expenses shall be paid as contemplated in Section 14.1.

      10.3 RIGHT TO PROCEED. Anything in this Agreement to the contrary notwithstanding, if any of the conditions specified in Section 8 hereof have not been satisfied, AMG shall have the right to proceed with the transactions contemplated hereby without waiving any of its rights hereunder, and if any of the conditions specified in Section 9 hereof have not been satisfied, the Company shall have the right to proceed with the transactions contemplated hereby without waiving any of their rights hereunder.

SECTION 11. RIGHTS AND OBLIGATIONS SUBSEQUENT TO CLOSING.

      11.1 SURVIVAL OF REPRESENTATIONS, WARRANTIES AND COVENANTS. Each of the representations, warranties, agreements and obligations herein or in any schedule, exhibit or certificate delivered by any party to any other party incident to the transactions contemplated hereby are material, shall be deemed to have been relied upon by the other party and shall survive the Closing until the date that is sixty (60) days following AMG's receipt of audited financial statements of the LLC for the period ending December 31, 1998, except for the representations and warranties made in Sections 3.9, 3.24 and, to the extent it relates thereto, Section 3.28, which shall survive until the expiration of the applicable statute of limitations, if any and except that all covenants herein not fully performed shall survive the Closing and continue thereafter until fully performed. The expiration of any representation or warranty shall not affect any claim made prior to the date of such expiration. Any investigation, audit or other examination that may have been made or may be made at any time by or on behalf of the party to whom any such representation or warranty is made shall not limit or diminish such representations and warranties, and the parties may rely on the representations and warranties set forth in this Agreement irrespective of any information obtained by them by any investigation, audit or examination or otherwise.

      11.2 REGULATORY FILINGS. Each of the Company and the Stockholders will cooperate with AMG and Merger Sub and their counsel to enable AMG, Merger Sub and the LLC to make any and all regulatory filings required by them with respect to the LLC or the transactions contemplated hereby (including, by way of example and not of limitation, the filing of tax returns).

SECTION 12. INDEMNIFICATION.

      12.1 INDEMNIFICATION BY THE STOCKHOLDERS. The Stockholders jointly and severally with respect to the representations, warranties and covenants of the Stockholders and of each Stockholder severally but not jointly with respect to the representations and warranties that relate only to such Stockholder agree subsequent to the Closing to indemnify and hold the LLC, Merger Sub, AMG and their respective subsidiaries and Affiliates and persons serving as officers, directors, partners stockholders or employees thereof (individually a "AMG Indemnified Party" and collectively the "AMG Indemnified Parties") harmless from and against any damages, liabilities, losses (including, without limitation, diminution in value), taxes, fines, penalties, costs, and expenses (including, without limitation, reasonable fees of counsel) of any kind or nature whatsoever (whether or not arising out of third-party claims and including all amounts paid in investigation, defense or settlement of the foregoing), and, if the AMG Indemnified Party is the LLC, net of any insurance proceeds actually received by the LLC (less the aggregate premiums paid by the LLC for such insurance), which may be sustained or suffered by any of them arising out of or based upon any of the following matters:

            (a) fraud, intentional misrepresentation or a deliberate or willful breach by the Company, the LLC or any Stockholder or Management Corporation of any of their representations, warranties or covenants under this Agreement or any agreement, document or instrument contemplated hereby or in any certificate, schedule or exhibit delivered pursuant hereto or thereto;

            (b) any breach of any representation, warranty or covenant of the Company, the LLC or any Stockholder or Management Corporation under this Agreement or under any agreement, document or instrument contemplated hereby, or in any certificate, schedule or exhibit delivered pursuant hereto or thereto, or by reason of any claim, action or proceeding asserted or instituted growing out of any matter or thing constituting such a breach;

            (c) the activities, conduct, business or operation of the Company or the LLC prior to the Closing, or arising out of facts, events or circumstances regarding the Company or the LLC existing prior to the Closing other than executory obligations to be performed after the Closing that arise pursuant to the obligations expressly assumed by the LLC as Assumed Obligations pursuant to the Asset Transfer Agreement; and

            (d) any payments required to be made to the Minnesota State Board of Investment on account of the performance of the Company in managing assets under the control of the Minnesota State Board of Investment (the "Minnesota Account") prior to the Closing (including, without limitation, an account of (i) Residual (as such term is described on Exhibit C to the Minnesota Agreement) in existence on the date of Closing, (ii) any Carryover (as such term is described on Exhibit C to the Minnesota Agreement) in existence on the date of Closing, and (iii) the performance of the Minnesota Account prior to the date of Closing).

      12.2 LIMITATIONS ON INDEMNIFICATION BY THE STOCKHOLDERS. Notwithstanding the foregoing, the right of AMG Indemnified Parties to indemnification under
Section 12.1 other than Section 12.1(d) shall be subject to the following provisions:

            (a) No indemnification shall be payable pursuant to an AMG Indemnified Party with respect to claims asserted to Section 12.1(b) or 12.1(c) above, unless the aggregate amount of all claims for indemnification pursuant to
Section 12.1 shall exceed $250,000 in the aggregate, whereupon the full amount of such claims shall be recoverable in accordance with the terms hereof.

            (b) No indemnification shall be payable to an AMG Indemnified Party with respect to claims asserted pursuant to Section 12.1(b) or 12.1(c) above (exclusive of any claims for indemnification for Taxes or based upon or related to a breach of any representation, warranty or covenant with respect to Taxes or tax related matters (whether or not the representation which is breached specifically relates to Taxes), Employee Programs or Investment Laws and Regulations) in amounts in excess of the sum of (i) **confidential treatment requested** Dollars ($**confidential treatment requested**) and (ii) any and all amounts of principal under any promissory note issued to such Stockholder (or the Management Corporation of which he is a stockholder) pursuant to the provisions of Section 3.12 of the Restated LLC Agreement (whether or not then due and payable) in accordance with the terms of such note.

            (c) No indemnification shall be payable to an AMG Indemnified Party with respect to claims asserted pursuant to Section 12.1(b) or 12.1(c) above (exclusive of any claims for indemnification for Taxes or based upon or related to a breach of any representation, warranty or covenant with respect to Taxes or tax related matters (whether or not the representation which is breached specifically relates to Taxes), Employee Programs or Investment Laws and Regulations) after the date that is sixty (60) days following AMG's receipt of audited financial statements of the LLC for the period ended December 31, 1998 (the "Indemnification Cut-Off Date"); provided, however, that such expiration shall not affect any claim with respect to which notice was given in the manner contemplated by Section 12.5 hereof prior to the Indemnification Cut-Off Date.

      12.3 INDEMNIFICATION BY AMG. AMG agrees to indemnify and hold the Stockholders harmless from and against any damages, liabilities, losses and expenses (including, without limitation, reasonable fees of counsel) of any kind or nature whatsoever (whether or not arising out of third-party claims and including all amounts paid in investigation, defense or settlement of the foregoing) which may be sustained or suffered by the Stockholders (directly or indirectly through their interests in the LLC net of insurance proceeds and tax benefits received by the LLC) arising out of or based upon any breach of any representation, warranty or covenant made by AMG in this Agreement or in any agreement, document or instrument contemplated hereby, or in any certificate, schedule or exhibit delivered pursuant hereto or thereto, or by reason of any claim, action or proceeding asserted or instituted growing out of any matter or thing constituting such a breach.

      12.4 LIMITATION ON INDEMNIFICATION BY AMG. Notwithstanding the foregoing, the right of the Stockholders to indemnification under Section 12.3 shall be subject to the following provisions:

            (a) No indemnification shall be payable to the Stockholders with respect to claims asserted pursuant to Section 12.3 above unless the total of all claims for indemnification pursuant to Section 12.3 shall exceed $250,000 in the aggregate, whereupon the full amount of such claims shall be recoverable in accordance with the terms hereof.

            (b) No indemnification shall be payable to the Stockholders with respect to claims asserted pursuant to Section 12.3 above in amounts in excess of **confidential treatment requested** Dollars ($**confidential treatment requested**).

            (c) No indemnification shall be payable to the Stockholders with respect to claims asserted pursuant to Section 12.3 above after the Indemnification Cut-Off Date; provided, however, that such expiration shall not affect any claim with respect to which notice was given in the manner contemplated by Section 12.5 hereof prior to the Indemnification Cut-Off Date.

      12.5 NOTICE; DEFENSE OF CLAIMS. An indemnified party may make claims for indemnification hereunder by giving written notice thereof to the indemnifying party within the period in which indemnification claims can be made hereunder. If indemnification is sought for a claim or liability asserted by a third party, the indemnified party shall also give written notice thereof to the indemnifying party promptly after it receives notice of the claim or liability being asserted, but the failure to do so shall not relieve the indemnifying party from any liability except to the extent that it is prejudiced by the failure or delay in giving such notice. Such notice shall summarize the bases for the claim for indemnification and any claim or liability being asserted by a third party. Within twenty (20) days after receiving such notice the indemnifying party shall give written notice to the indemnified party stating whether it disputes the claim for indemnification and whether it will defend against any third party claim or liability at its own cost and expense. If the indemnifying party fails to give notice that it disputes an indemnification claim within twenty (20) days after receipt of notice thereof, it shall be deemed to have accepted and agreed to the claim, which shall become immediately due and payable. The indemnifying party shall be entitled to direct the defense against a third party claim or liability with counsel selected by it (subject to the consent of the indemnified party, which consent shall not be unreasonably withheld) as long as the indemnifying party is conducting a good faith and diligent defense. The indemnified party shall at all times have the right to fully participate in the defense of a third party claim or liability at its own expense directly or through counsel; provided, however, that if the named parties to the action or proceeding include both the indemnifying party and the indemnified party and the indemnified party is advised that representation of both parties by the same counsel would be inappropriate under applicable standards of professional conduct, the indemnified party may engage separate counsel at the expense of the indemnifying party. If no such notice of intent to dispute and defend a third party claim or liability is given by the indemnifying party, or if such good faith and diligent defense is not being or ceases to be conducted by the indemnifying party, the indemnified party shall have the right, at the expense of the indemnifying party, to undertake the defense of such claim or liability (with counsel selected by the indemnified party), and to compromise or settle it, exercising reasonable business judgment. If the third party claim or liability is one that by its nature cannot be defended solely by the indemnifying party, then the indemnified party shall make available such information and assistance as the indemnifying party may reasonably request and shall cooperate with the indemnifying party in such defense, at the expense of the indemnifying party.

      12.6 SATISFACTION OF THE STOCKHOLDERS' INDEMNIFICATION OBLIGATIONS. In order to satisfy the indemnification obligations of the Stockholders pursuant to
Section 10.1 above, an AMG Indemnified Party shall have the right (in addition to collecting directly from the Stockholders) to set off its indemnification claims against any and all amounts of interest and principal under any promissory note issued to such Stockholder (or the Management Corporation of which he is a stockholder) pursuant to the provisions of Section 3.12(e) of the Restated LLC Agreement (whether or not then due and payable) in accordance with the terms of such note.


SECTION 13. DEFINITIONS.

      13.1 DEFINITIONS. For purposes of this Agreement and the Exhibits and Schedules hereto, the following terms shall have the respective meanings set forth in this Section 13.1.

      "Adjustment Fractions" shall have the meaning specified in Section 1.7(b)(i).

      "Advisers Act" shall mean the Investment Advisers Act of 1940, as the same may be amended from time to time, and any successor to such act.

      "Affiliate" shall mean, with respect to any person or entity (herein the "first party"), any other person or entity that directly or indirectly controls, or is controlled by, or is under common control with, such first party. The term "control" as used herein (including the terms "controlled by" and "under common control with") means the possession, directly or indirectly, of the power to (a) vote fifty percent (50%) or more of the outstanding voting securities of such person or entity, or (b) otherwise direct the management or policies of such person or entity by contract or otherwise.

      "AMG" shall have the meaning specified in the preamble hereto.

      "AMG Indemnified Party" shall have the meaning specified in Section 12.1 hereof.

      "Asset Transfer" shall mean each of the transactions contemplated by the Asset Transfer Agreement as well as each of the other agreements, documents and instruments contemplated thereby.

      "Asset Transfer Agreement" shall mean the Asset Transfer Agreement in the form attached hereto as Exhibit 8.6.

      "Base Balance Sheet" shall have the meaning specified in Section 3.8 hereof.

      "Base Fees" shall have the meaning specified in Section 8.3 hereof.

      "Certificate of Incorporation" shall mean the Company's Certificate of Incorporation, as amended to the date of this Agreement.

      "Certificate of Merger" shall have the meaning specified in Section 1.2 hereof.

      "Claims" shall mean any restrictions, liens, claims, charges, security interests, assignments, mortgages, deposit arrangements, pledges or encumbrances of any kind or nature whatsoever.

      "Closing" shall have the meaning specified in Section 1.8 hereof.

      "Code" shall mean the Internal Revenue Code of 1986, as amended from time to time, and any successor code thereto. For purposes of this Agreement, all references to Sections of the Code shall include any predecessor provisions to such Sections and any similar provisions of federal, state, local or foreign law.

      "Commodity Exchange Act" shall mean the Commodity Exchange Act, 7 U.S.C.
Section 1 et. seq., as the same may be amended from time to time, and any successor to such act.

      "Company" shall have the meaning specified in the preamble hereto.

      "Consent" shall have the meaning specified in Section 8.3 hereof.

      "Contract Value" shall have the meaning specified in Section 8.3 hereof.

      "Delaware Act" shall mean the Delaware Limited Liability Company Act, 6 Del. C. Section 18-101, et. seq., as amended from time to time, and any successor to such act.

      "Effective Time" shall have the meaning specified in Section 1.2 hereof.

      "Employees" shall have the meaning specified in Section 3.25(c) hereof.

      "Employment Agreement" shall have the meaning specified in Section 8.9 hereof.

      "Employment Arrangement" shall have the meaning specified in Section 3.25(c) hereof.

      "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended from time to time, and any successor to such act.

      "ERISA Client" shall have the meaning specified in Section 3.7(b) hereof.

      "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended from time to time, and any successor to such act.

      "Existing Certificate of Formation" shall mean the Certificate of Formation of the LLC, as amended to the date of this Agreement.

      "Existing LLC Agreement" shall mean the Limited Liability Company Agreement of the LLC dated as of August __, 1997, which is the Limited Liability Company Agreement of the LLC on the date of this Agreement and immediately prior to its amendment and restatement into the Restated LLC Agreement.

      "GAAP" shall mean United States generally accepted accounting principles as in effect from time to time.

      "HSR Act" means the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the rules and regulations promulgated thereunder.


      "IMRO" shall mean the United Kingdom Investment Management Regulatory Organization Ltd., or any successor organization thereto.

      "Indemnification Cut-Off Date" shall have the meaning specified in Section 12.2(c) hereof.

      "Intellectual Property" shall have the meaning specified in Section
3.14(a).

      "Investment Company Act" shall mean the Investment Company Act of 1940, as the same may be amended from time to time, and any successor to such act.

      "Investment Laws and Regulations" shall have the meaning specified in
Section 3.17.

      "Investment Management Services" shall mean any services which involve (a) the management of an investment account or fund (or portions thereof or a group of investment accounts or funds), or (b) the giving of advice with respect to the investment and/or reinvestment of assets or funds (or any group of assets or funds), and activities related or incidental thereto.

      "IRS" shall mean the Internal Revenue Service.

      "Licenses" shall have the meaning specified in Section 3.18(b) hereof.

      "LLC" shall mean GeoCapital, LLC, a Delaware limited liability company.

      "LLC Points" shall have the meaning specified in the Restated LLC
Agreement.

      "Management Corporation" shall have the meaning specified in the preamble hereof.

      "Material Adverse Effect" shall mean, with respect to a Person, a material adverse effect on the condition (financial or otherwise), properties, assets, liabilities, business, operations or prospects of such Person.

      "Merger" shall have the meaning specified in Section 1.1 hereof.

      "Merger Consideration" shall have the meaning specified in Section 1.7 hereof.

      "Minnesota Account" shall have the meaning specified in Section 12.1(d) hereof.

      "Minnesota Agreement" shall mean the Investment Advisory Agreement dated as of July 1, 1993 between the Company and the Minnesota State Board of Investment.

      "NASD" shall mean the National Association of Securities Dealers, Inc.

      "Non Solicitation Agreement" shall mean a Non Solicitation/Non Disclosure Agreement substantially in the form attached hereto as Exhibit 8.8.

      "Person" shall mean any individual, partnership (general or limited), corporation, limited liability company, limited liability partnership, association, trust, joint venture, unincorporated organization, and any government, governmental department or agency or political subdivision thereof.

      "Preferred Shares" shall have the meaning specified in Section 1.7(a) hereof.

      "Preferred Stock" shall mean Series B-1 Preferred Stock, $.01 par value per share, of AMG; provided, however, that if AMG has created or believes it is likely to create a class or series of convertible preferred stock, then at the option of AMG, "Preferred Stock" shall mean Class D Preferred Stock, $.01 par value per share on substantially the terms and conditions provided to the Stockholders by AMG as of the date of this Agreement as being the terms and conditions of the proposed Class C Preferred Stock, $.01 per value per share.

      "Private Funds" shall mean Applewood Associates, L.P., Wheatley Partners, L.P. and Wheatley Foreign Partners, L.P.

      "Restated LLC Agreement" shall mean the Amended and Restated Limited Liability Company Agreement of the LLC in substantially the form attached hereto as Exhibit 2.1, as the same may be amended from time to time in accordance with its terms.

      "SEC" shall mean the Securities and Exchange Commission, or any successor agency thereto.

      "Securities Act" shall mean the Securities Act of 1933, as the same may be amended from time to time, and any successor to such act.

      "Stockholder" shall have the meaning specified in the preamble hereof.

      "Surviving Corporation" shall have the meaning specified in Section 1.1 hereof.

      "Taxes" shall have the meaning specified in Section 3.9(a) hereof.

      "Taxing Authority" shall have the meaning specified in Section 3.9(c) hereof.


SECTION 14. MISCELLANEOUS.

      14.1 FEES AND EXPENSES. Subject to Section 10.2(b), the rights and obligations of the parties with respect to fees and expenses are set forth in this Section 14.1. AMG shall pay its own expenses incident to the negotiation and consummation of the transactions contemplated by this Agreement and the agreements, instruments and documents contemplated hereby, including without limitation, any filing fees under the HSR Act. The Stockholders shall pay their own expenses and the expenses of the Company and the LLC incident to the negotiation and consummation of the transactions contemplated by this Agreement and the agreements, instruments and documents contemplated hereby, including without limitation the reasonable costs of such reviews or audits as may be requested by AMG pursuant to Section 5.14 and the reasonable costs incurred in connection with the policies and procedures contemplated in Section 8.15; provided, however, that AMG shall pay the filing and registration fees incurred by the LLC in connection with the transactions contemplated hereby.

      14.2 DISPUTE RESOLUTION. All disputes arising in connection with this Agreement shall be resolved by binding arbitration in accordance with the applicable rules of the American Arbitration Association. The arbitration shall be held in The Commonwealth of Massachusetts before a single arbitrator selected in accordance with Section 12 of the American Arbitration Association Commercial Arbitration Rules who shall have substantial business experience in the investment advisory industry, and shall otherwise be conducted in accordance with the American Arbitration Association Commercial Arbitration Rules.

      14.3 WAIVERS. Any waiver of any terms or conditions or of the breach of any covenant, representation or warranty of this Agreement in any one instance, shall not operate as or be deemed to be or construed as a further or continuing waiver of any other breach of such term, condition, covenant, representation or warranty or any other term, condition, covenant, representation or warranty, nor shall any failure or delay at any time or times to enforce or require performance of any provision hereof operate as a waiver of or affect in any manner such party's right at a later time to enforce or require performance of such provision or of any provision hereof; provided, however, that no such waiver, unless it, by its own terms, explicitly provides to the contrary, shall be construed to effect a continuing waiver of the provision being waived and no such waiver in any instance shall constitute a waiver in any other instance or for any other purpose or impair the right of the party against whom such waiver is claimed in all other instances or for all other purposes to require full compliance. The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by law.

      14.4 GOVERNING LAW. This Agreement shall be construed under and governed by the internal laws of The Commonwealth of Massachusetts without regard to its conflict of laws provisions.

      14.5 NOTICES. Any notice, request, demand or other communication required or permitted hereunder shall be in writing and shall be deemed to have been given if delivered or sent by facsimile transmission, upon receipt, or if sent by registered or certified mail, upon the sooner of the date on which receipt is acknowledged or the expiration of three days after deposit in United States post office facilities properly addressed with postage prepaid. All notices to a party will be sent to the addresses set forth below or to such other address or person as such party may designate by notice to each other party hereunder:


TO AMG:                          Affiliated Managers Group, Inc.
                                 Two International Place, 23rd Floor
                                 Boston, MA  02110
                                 Attn: Nathaniel Dalton, Senior Vice President Facsimile No.: (617) 747-3380

With a copy to:                  Goodwin, Procter & Hoar  LLP
                                 Exchange Place
                                 Boston, MA  02109
                                 Attn: Elizabeth Shea Fries
                                 Facsimile No.: (617) 523-1231

TO Merger Sub:                   c/o Affiliated Managers Group, Inc.
                                 Two International Place, 23rd Floor
                                 Boston, MA  02110
                                 Attn:  Nathaniel Dalton, Senior Vice President
                                 Facsimile No.: (617) 747-3380

With a copy to:                  Goodwin, Procter & Hoar  LLP
                                 Exchange Place
                                 Boston, MA  02109
                                 Attn: Elizabeth Shea Fries
                                 Facsimile No.: (617) 523-1231

TO COMPANY:                      GeoCapital Corporation
                                 767 Fifth Avenue
                                 New York, NY  10153-4590
                                 Attn:  Irwin Lieber
                                 Facsimile No.: (212) 486-4469

With a copy to:                  Wachtell, Lipton, Rosen & Katz
                                 51 West 52nd Street
                                 New York, NY  10019-6150
                                 Attn:  Craig M. Wasserman
                                 Facsimile No.: (212) 403-2000

TO ANY STOCKHOLDER:              c/o GeoCapital Corporation
                                 767 Fifth Avenue
                                 New York, NY  10153-4590
                                 Attn:  Irwin Lieber
                                 Facsimile No.: (212) 486-4469

With a copy to:                  Wachtell, Lipton, Rosen & Katz
                                 51 West 52nd Street
                                 New York, NY  10019-6150
                                 Attn:  Craig M. Wasserman
                                 Facsimile No.: (212) 403-2000

TO THE LLC:

Prior to the Closing to:         GeoCapital Corporation
                                 767 Fifth Avenue
                                 New York, NY  10153-4590
                                 Attn:  Irwin Lieber
                                 Facsimile No.: (212) 486-4469

Following the Closing to:        c/o Affiliated Managers Group, Inc.
                                 Two International Place, 23rd Floor
                                 Boston, MA  02110
                                 Attn:  Nathaniel Dalton, Senior Vice President
                                 Facsimile No.: (617) 747-3380


Any notice given hereunder may be given on behalf of any party by his counsel or other authorized representatives.

      14.6 ENTIRE AGREEMENT. This Agreement, including the Schedules and Exhibits referred to herein and the other writings specifically identified herein or contemplated hereby, is complete, reflects the entire agreement of the parties with respect to its subject matter, and supersedes all previous written or oral negotiations, commitments and writings. No promises, representations, understandings, warranties and agreements have been made by any of the parties hereto except as referred to herein or in such Schedules and Exhibits or in such other writings; and all inducements to the making of this Agreement and the transactions contemplated hereby which were relied upon by either party hereto have been expressed herein or in such Schedules or Exhibits or in such other writings.

      14.7 ASSIGNABILITY; BINDING EFFECT. This Agreement or any of the obligations or rights hereunder (i) may only be assigned by AMG to an entity under the control of AMG other than with the prior written consent of the Company, and (ii) may not be assigned by any of the Company, the LLC or the Stockholders without the prior written consent of AMG. This Agreement shall be binding upon and enforceable by, and shall inure to the benefit of, the parties hereto and their respective successors and permitted assigns.

      14.8 AMENDMENTS. This Agreement may not be amended or modified, nor may compliance with any condition or covenant set forth herein be waived, except by a writing duly and validly executed by AMG and the Company, or in the case of a waiver, the party waiving compliance.

      14.9 CONSENT TO JURISDICTION. Each of the parties hereby consents to personal jurisdiction, service of process and venue in the federal or state courts sitting in the Commonwealth of Massachusetts for any claim, suit or proceeding arising under this Agreement, or in the case of a third party claim subject to indemnification hereunder, in the court where such claim is brought and hereby irrevocably agrees that all claims in respect of such action or proceeding may be heard and determined in such state court or, to the extent permitted by law, in such federal court. Each of the parties hereby irrevocably consents to the service of process in any such action or proceeding by the mailing by certified mail of copies of any service or copies of the summons and complaint and any other process to such party at the address specified in
Section 14.5 hereof. The parties agree that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit or in any other manner permitted by law and shall affect the right of a party to service legal process or to bring any action or proceeding in the courts of other jurisdictions.

      14.10 CAPTIONS AND GENDER. The captions in this Agreement are for convenience only and shall not affect the construction or interpretation of any term or provision hereof. The use in this Agreement of the masculine pronoun in reference to a party hereto shall be deemed to include the feminine or neuter, as the context may require.

      14.11 EXECUTION IN COUNTERPARTS. For the convenience of the parties and to facilitate execution, this Agreement may be executed by facsimile (if followed by an original delivered within two (2) business days) in two or more counterparts, each of which shall be deemed an original, but all of which shall constitute one and the same document.

      14.12 PUBLICITY AND DISCLOSURES. No press releases or public disclosure, either written or oral, of the transactions contemplated by this Agreement, shall be made by a party to this Agreement without the prior knowledge and written consent of AMG and the Company, except as may be otherwise required by applicable laws, rules and regulations (including, without limitation, the Securities Act, the Exchange Act and the rules and regulations promulgated thereunder).

                                  [END OF TEXT]

      IN WITNESS WHEREOF the parties hereto have caused this Agreement to be executed as of the date set forth above by their duly authorized representatives.


                                    AMG:

                                    AFFILIATED MANAGERS GROUP, INC.


                                    By: /s/ William J. Nutt
                                       -----------------------------
                                    Name: William J. Nutt
                                    Title: President and CEO


                                    MERGER SUB:

                                    AMG MERGER SUB, INC.

                                    By: /s/ Sean M. Healey
                                       -----------------------------
                                    Name: Sean M. Healey
                                    Title: President


                                    COMPANY:

                                    GEOCAPITAL CORPORATION


                                    By: /s/ Barry K. Fingerhut
                                       -----------------------------
                                    Name: Barry K. Fingerhut
                                    Title: President

                                    LLC:

                                    GEOCAPITAL, LLC


                                    By: GeoCapital Corporation, manager
                                        member

                                    By: /s/ Barry K. Fingerhut
                                       -----------------------------
                                    Name: Barry K. Fingerhut
                                    Title: President

                                    STOCKHOLDERS:


                                    /s/ Irwin Lieber
                                    --------------------------------
                                    Irwin Lieber

                                    /s/ Barry K. Fingerhut
                                    --------------------------------
                                    Barry K. Fingerhut

                                    /s/ Seth Lieber
                                    --------------------------------
                                    Seth Lieber

                                    /s/ Jonathan C. Lieber
                                    --------------------------------
                                    Jonathan C. Lieber

                                    /s/ Andrew J. Fingerhut
                                    --------------------------------
                                    Andrew J. Fingerhut

                                    /s/ Brooke A. Fingerhut
                                    --------------------------------
                                    Brooke A. Fingerhut

                                    /s/ Dana G. Lieber
                                    --------------------------------
                                    Dana G. Lieber

                                 Certifications

      The undersigned, being the Secretary of Merger Sub, hereby certifies that this Agreement has been adopted by the Board of Directors of Merger Sub pursuant to Section 251(f) of the Delaware General Corporation Law and that (1) this Agreement does not amend the Certificate of Incorporation, (2) each outstanding share of Merger Sub prior to the Merger is identical to those shares outstanding after the Effective Date, and (3) no shares of Merger Sub are to be issued or delivered pursuant to this Agreement.

                                    __________________________________
                                    Nathaniel Dalton
                                    Secretary

Dated: _____________, 1997

      The undersigned, being the Secretary of GeoCapital Corporation, hereby certifies that all of the outstanding shares of each class of GeoCapital Corporation entitled to vote on this Agreement have voted for the adoption of such Agreement.


                                    __________________________________
                                    [Barry Fingerhut]
                                    Secretary

Dated: _____________, 1997